UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________
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Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HILLMAN SOLUTIONS CORP.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2026 ANNUAL MEETING To be held June 4, 2026

FELLOW HILLMAN STOCKHOLDERS:
We are pleased to invite you to join us for Hillman’s 2026 Annual Meeting of Stockholders on June 4, 2026 at 8:30 a.m. Eastern Time. In order to make the meeting more accessible for investors, the 2026 Annual Meeting of Stockholders will be conducted via webcast only. You will be able to participate in the virtual meeting online, vote your shares electronically, examine our list of stockholders, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HLMN2026.

When

June 4, 2026 at 8:30 a.m. Eastern Time.
ITEMS OF BUSINESS:		Where
01	Elect six directors, each for a term that expires in 2027.
Online at: www.virtualshareholdermeeting.com/HLMN2026

02	Approve, by non-binding vote, the compensation of our named executive officers.
03	Ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2026.	Who Can Vote
04	Transact other business as may properly come before the meeting.	Holders of Hillman common stock at the close of business on the record date of April 9, 2026 are entitled to notice of and to vote at the meeting.

ATTENDING THE MEETING
Stockholders holding shares at the close of business on the record date may attend the virtual meeting. You will be able to attend the Annual Meeting, vote, examine our list of stockholders, and submit your questions 15 minutes in advance of, and in real-time during, the meeting by a live audio webcast by visiting www.virtualshareholdermeeting.com/HLMN2026. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the Annual Meeting in person.

Ways to Vote
Your vote is important! Please vote your proxy in one of the following ways:

By internet By visiting www.proxyvote.com.	By telephone By calling the number on your proxy card or voting instruction form.	By mail By marking, signing, dating, and mailing your proxy card if you requested printed materials, or your voting instruction form. No postage is required if mailed in the United States.	By mobile By scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form.	Real time By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HLMN2026.

We appreciate your continued confidence in Hillman and we look forward to your participation in our virtual meeting.
By Order of the Board of Directors,

Douglas J. Cahill
Executive Chairman of the Board
Hillman Solutions Corp.
April 22, 2026
Cincinnati, Ohio

TABLE OF CONTENTS 2026 PROXY STATEMENT

Item Number 3: Ratification of the Appointment of Independent Auditor	64
Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees	65
Audit Committee Report	66
Appendix A: Reconciliation of Non-GAAP Measures	A1
Householding of Proxy Materials	68

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING
FELLOW HILLMAN STOCKHOLDERS:
We are providing this notice, proxy statement, and annual report to the stockholders of Hillman Solutions Corp. (“Hillman”, “we”, “us”, “our”) in connection with the solicitation of proxies by the Board of Directors of Hillman (the “Board”) for use at the Annual Meeting of Stockholders to be held on June 4, 2026, at 8:30 a.m. Eastern Time (the “Annual Meeting”), and at any adjournments thereof. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/HLMN2026. There is no physical location for the Annual Meeting of Stockholders.
Our principal executive offices are located at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240. Our telephone number is 513-851-4900. This notice, proxy statement, and annual report, and the accompanying proxy card were first furnished to stockholders on April 22, 2026.
QUESTIONS AND ANSWERS

Why are you holding a virtual meeting?
In order to make the meeting more accessible for our global investor base, our 2026 Annual Meeting is being held on a virtual-only basis with no physical location. Our goal for the Annual Meeting is to enable the broadest number of stockholders to participate in the meeting, while providing substantially the same access and exchange with the Board and Management as an in-person meeting. We believe that we are observing best practices for virtual stockholder meetings, including by providing a support line for technical assistance and addressing as many stockholder questions as time allows.

Who can vote?
You can vote if, as of the close of business on April 9, 2026, you were a stockholder of record of Hillman common shares.

Who is asking for my vote, and who pays for this proxy solicitation?
Your proxy is being solicited by Hillman’s Board. Hillman is paying the cost of solicitation. We also will reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable expenses incurred by them in forwarding the proxy material to beneficial owners of our common shares.
Proxies may be solicited personally, by telephone, electronically by Internet, or by mail.

2026 Proxy Statement | 1

How do I vote my proxy?
You can vote your proxy in one of the following ways:
1.By internet, by visiting www.proxyvote.com.
2.By telephone, by calling the number on your proxy card, voting instruction form, or notice.
3.By mail, by marking, signing, dating, and mailing your proxy card if you requested printed materials, or your voting instruction form. No postage is required if mailed in the United States.
4.By mobile device, by scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form.
5.By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HLMN2026.

How can I participate and ask questions at the Annual Meeting?
We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the notice or proxy card that you received in the mail, or by email if you have elected to receive material electronically.
You may log in 15 minutes before the start of the Annual Meeting and submit questions online. We encourage you to submit any question that is relevant to the business of the meeting. Questions asked during the Annual Meeting will be read and addressed during the meeting as time allows. Stockholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to test their Internet connectivity.

What documentation must I provide to be admitted to the virtual Annual Meeting and how do I attend?
If your shares are registered in your name, you will need to provide your sixteen-digit control number included on your notice or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank, or other institution), you must follow the instructions printed on your Voting Instruction Form.

In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/HLMN2026 at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. A replay of the webcast will be available at www.virtualshareholdermeeting.com/HLMN2026 until the 2027 Annual Meeting of Stockholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
We have provided a toll-free technical support “help line” on the virtual Annual Meeting login page that can be accessed by any stockholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the virtual Annual Meeting login page.

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What documentation must I provide to vote online at the Annual Meeting?
If you are a stockholder of record at the close of business on April 9, 2026 and provide your sixteen-digit control number when you access the meeting, you may vote all shares registered in your name during the Annual Meeting webcast. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank, or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.

How do I submit a question at the Annual Meeting?
If you would like to submit a question during the Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/HLMN2026, simply type your question in the “Ask a Question” box and click “submit”. You may submit questions beginning 15 minutes prior to the Annual Meeting start time.

When should I submit my question at the Annual Meeting?
We anticipate having a question-and-answer session following the formal business portion of the meeting during which stockholders may submit questions. Stockholders can submit a question beginning 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

Can I change or revoke my proxy?
The shares of common stock represented by each proxy will be voted in the manner you specified unless your proxy is revoked before it is exercised. You may change or revoke your proxy by providing written notice to Hillman’s Secretary at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240, by executing and sending us a subsequent proxy, or by voting your shares while logged in and participating in the 2026 Annual Meeting of Stockholders.

How many shares are outstanding?
As of the close of business on the record date, April 9, 2026, our outstanding voting securities consisted of 196,209,611 shares of common stock.

How many votes per share?
Each share of common stock outstanding on the record date will be entitled to one vote on each of the director nominees and one vote on each other proposal. Stockholders may not cumulate votes in the election of directors.

What voting instructions can I provide?
You may instruct the proxies to vote “For” or “Against” each proposal, or you may instruct the proxies to “Abstain” from voting.

2026 Proxy Statement | 3

What happens if proxy cards or voting instruction forms are returned without instructions?
If you are a registered stockholder and you return your proxy card without instructions, the proxies will vote in accordance with the recommendations of the Board.
If you hold shares in street name and do not provide your broker with specific voting instructions on Proposals 1-2, which are considered non-routine matters, your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 3, ratification of auditors, is considered a routine matter and, therefore, your broker may vote your shares according to your broker’s discretion.
The vote required, including the effect of broker non-votes and abstentions for each of the matters presented for stockholder vote, is set forth below.

What are the voting requirements and voting recommendation for each of the proposals?

Proposals		Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-vote

01	Election of Directors	FOR each Director Nominee	More votes “FOR” than “AGAINST” since an uncontested election	No Effect	No Effect
02	Non-Binding Vote to approve Executive Compensation	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	No Effect
03	Ratification of Independent Auditors	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	Not Applicable

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ITEM NO. 1 ELECTION OF DIRECTORS

The Board recommends that you vote FOR the election of all director nominees.

Nominees for Term to Expire in 2027

JON MICHAEL ADINOLFI Director, President and CEO	DOUGLAS J. CAHILL Director, Executive Chairman	DIANE C. HONDA Director

AARON P. JAGDFELD Director	DAVID A. OWENS Director	PHILIP K. WOODLIEF Director

YOU ARE BEING ASKED TO ELECT SIX DIRECTOR NOMINEES FOR A TERM EXPIRING IN 2027.
At the 2024 Annual Meeting, our shareholders approved a proposal to declassify the Board by the 2027 Annual Meeting of Stockholders. As of the date of this proxy statement, the Board consists of ten members, of which six members will be up for election at the 2026 Annual Meeting of Stockholder and four members will not be up for election until the 2027 Annual Meeting, at which time all directors will be elected annually.
Each of the nominees is a current director of the Company who has consented to stand for re-election to the Board with a term expiring at the Company’s 2027 Annual Meeting of Stockholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

2026 Proxy Statement | 5

Director Qualifications and Attributes
The Nominating and ESG Committee is responsible for developing and recommending to the Board a set of director qualifications and attributes that are applicable to the Company’s business and strategic direction. The Nominating and ESG Committee evaluates each director candidate on the basis of the length, breadth and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company’s business and strategic direction, the perspectives that the candidate would bring to the entire Board, and the personality or “fit” of the candidate with our culture, existing members of the Board, and management.
The following are descriptions of the qualifications and attributes that the Board believes are important in effective oversight of the Company, listed in alphabetical order:

Qualifications and Attributes	Relevance to Hillman

Diversity	We believe diversity strengthens our competitive advantage and reflects the consumers we serve.
Finance	Our business involves complex financial transactions and reporting requirements.
Governance	As a public company, we and our stockholders expect effective oversight and transparency.
Human Capital Management	Directors with experience in organizational management and talent development provide key insights into developing and investing in our employees.
Technology	We rely on technology, including information technology, cybersecurity and artificial intelligence, to manage customer, employee and supplier data and deliver products and services to the market, and it is important to protect this data.
Marketing / Communications	Effective marketing and communications are critical to building customer loyalty, deepening customer engagement, and expanding market share.
Mergers & Acquisitions	Ability to assess M&A opportunities for a strategic fit, strong value creation potential, and clear execution capacity.
Product Development	Ideation, research and development, and commercialization of products and services are critical to our growth and customer retention.
Retail / Merchandising	Experience in the retail industry provides a relevant understanding of the business, strategy and marketplace dynamics of our customers and the markets we serve.
Senior Leadership	The significant leadership experience that comes from a senior leadership role can provide insight on business operations, driving growth, and building and strengthening corporate culture.
Strategic Management	Our Board regularly reviews and has input on our strategic plan, which guides our long-term business investments and objectives and our capital allocation.
Supply Chain	Upstream and downstream supply chain management, structure and design are critical to our strategic initiatives and sourcing.

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Directors and director nominees self-identified their qualifications, attributes, and expertise gained through their varied backgrounds and industries. The overall qualifications and attributes represented on the Board, as identified by the directors, is demonstrated through the following chart:

Qualifications and Attributes	Adinolfi	Cahill	Dowling	Gendron	Honda	Jagdfeld	O’Leary	Owens	Swygert	Woodlief

Diversity			■	■	■			■	■
Finance	■	■	■	■	■	■	■		■	■
Governance	■	■	■	■	■		■		■	■
Human Capital Management	■	■	■		■	■	■	■	■	■
Technology					■			■
Marketing / Communications	■	■				■	■	■
Mergers & Acquisitions	■	■	■	■	■	■	■			■
Product Development	■	■	■			■		■
Retail/ Merchandising	■	■						■	■
Senior Leadership	■	■	■	■	■	■	■	■	■	■
Strategic Management	■	■	■	■	■	■	■	■	■	■
Supply Chain	■	■					■		■

2026 Proxy Statement | 7

Director Nominees for a Term to Expire in 2026
The experience, qualifications, attributes, and skills that led the Nominating and ESG Committee and the Board to conclude that the following individuals should serve as directors are set forth below. The committee memberships stated below are those in effect as of the date of this proxy statement. References to director service to Hillman include service to our predecessor companies HMAN Group Holdings, Inc. and The Hillman Companies, Inc., as applicable.

Jon Michael Adinolfi Director, President, and Chief Executive Officer Age: 50 | Director Since: 2025

Mr. Adinolfi has been our President and Chief Executive Officer since the beginning of 2025, after serving as Chief Operating Officer of Hillman since June of 2023. Prior to COO, Mr. Adinolfi served as Divisional President, Hillman U.S., a role he held since joining Hillman in 2019. Prior to his time at Hillman, Mr. Adinolfi served as President of U.S. Retail for Stanley Black & Decker from November 2016 to July 2019; served as President of Hand Tools for Stanley Black & Decker from October 2013 to December 2016; and served as the CFO - North America, CDIY for Stanley Black & Decker from June 2011 to September 2013. Prior to that, he worked as President at Crown Bolt from 2008 to 2011. Mr. Adinolfi was initially selected to serve on our Board due to his financial acumen, industry expertise, and extensive management experience.

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Douglas J. Cahill Director and Executive Chairman Age: 66 | Director Since: 2014

Mr. Cahill has been our Executive Chairman since the beginning of 2025, after serving as Chairman since 2014 and as Hillman's President and Chief Executive Officer from 2019 to 2024. Prior to joining Hillman, Mr. Cahill was a Managing Director of CCMP from July 2014 to July 2019 and was a member of CCMP’s Investment Committee and previously was an Executive Adviser of CCMP from March 2013. Mr. Cahill served as President and Chief Executive Officer of Oreck, the manufacturer of upright vacuums and cleaning products, from May 2010 until December 2012. Prior to joining Oreck, Mr. Cahill served for eight years as President and Chief Executive Officer of Doane Pet Care Company, a private label manufacturer of pet food and former CCMP portfolio company, through to its sale to MARS Inc. in 2006. From 2006 to 2009, Mr. Cahill served as president of Mars Petcare U.S. Prior to joining Doane in 1997, Mr. Cahill spent 13 years at Olin Corporation, a diversified manufacturer of metal and chemicals, where he served in a variety of managerial and executive roles. Mr. Cahill serves as a Board Member for Junior Achievement of Middle Tennessee and the Visitor Board at Vanderbilt University’s Owen Graduate School of Management. In January 2009, Mr. Cahill was appointed as an Adviser to Mars Incorporated. Mr. Cahill previously served as a director of Banfield Pet Hospital from 2006 to 2016, Ollie’s Bargain Outlet (Nasdaq: OLLI) from 2013 to 2016, Jamieson Laboratories from 2014 to 2017, Founder Sport Group from 2016 to 2019, and Shoes for Crews from 2015 to 2019. Mr. Cahill serves as the Chairman of our board of directors due to his financial, investment, and extensive management experience.

2026 Proxy Statement | 9

Diane Honda Director | Age: 61 | Director Since: 2023 Committee: Compensation

Ms. Honda most recently served as the Chief Administrative Officer and General Counsel of Redis, Inc. from August 2024 to December 2025. Prior to that, she served as Chief Administrative Officer, General Counsel, & Secretary of Barracuda Networks, a cybersecurity and data protection company, from 2012 through January 2024. During her 12 years at Barracuda, Ms. Honda built and led the Human Resources, Legal, Compliance, Information Security, and Real Estate functions. Prior to joining Barracuda in 2012, she held leading technical and business operations roles at Fortune 50 and mid-size public companies. She has years of transformational experience in leadership positions on both corporate and non-profit boards, and is currently on the Board of Directors and a member of the Audit Committee of Lucidworks, Inc., a privately held provider of next-generation AI-powered search applications, and a member of the Board of Directors of Conceal, Inc., a browser-native cybersecurity company. Ms. Honda was initially selected to serve on our board of directors due to her extensive cybersecurity, human capital, legal and corporate governance experience.

Aaron P. Jagdfeld Director | Age: 54 | Director Since: 2014 Committee: Compensation (Chair)

Mr. Jagdfeld has been the President and Chief Executive Officer of Generac Power Systems, Inc. since September 2008 and a director of Generac since November 2006 (NYSE: GNRC). Mr. Jagdfeld began his career at Generac in the finance department in 1994 and became Generac’s Chief Financial Officer in 2002. In 2007, he was appointed President and was responsible for sales, marketing, engineering, and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche from 1993 to 1994. Mr. Jagdfeld was selected to serve on our board of directors due to his extensive management and financial experience.

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David A. Owens Director | Age: 63 | Director Since: 2018 Committee: Nominating and ESG (Chair)

Dr. Owens is Professor of the Practice of Management at the Vanderbilt Graduate School of Management where he has taught in the MBA program since 1998. From 2019 to 2026, he served as executive director of The Wond'ry, Vanderbilt University's center for innovation, design and commercialization for which he led the visioning and design. Dr. Owens has significant industry experience, having served as an independent management consultant for numerous Fortune 100 companies since 1998 and having served as CEO of Griffin Technologies, a consumer products company, from 2007 to 2008. Dr. Owens was selected to serve on our board of directors due to his financial and business experience

Philip K. Woodlief Director | Age: 72 | Director Since: 2015 Committee: Audit (Chair)

Mr. Woodlief has been an independent financial consultant since 2007 and was an Adjunct Professor of Management at Vanderbilt University’s Owen Graduate School of Business from 2010 to 2020. At Vanderbilt, Mr. Woodlief taught Financial Statement Research and Financial Statement Analysis. Mr. Woodlief also served as a Visiting Instructor of Accounting at Sewanee: The University of the South from 2017 to 2020. Prior to 2008, Mr. Woodlief was Vice President and Chief Financial Officer of Doane Pet Care, a global manufacturer of pet products. Prior to 1998, Mr. Woodlief was Vice President and Corporate Controller of Insilco Corporation, a diversified manufacturer of consumer and industrial products. Mr. Woodlief began his career in 1979 at KPMG Peat Marwick in Houston, Texas, progressing to the Senior Manager level in the firm’s Energy and Natural Resources practice. Mr. Woodlief was a certified public accountant. Mr. Woodlief currently serves as Chairman of the board of trustees of Sewanee St. Andrew’s School, and serves on the Masters of Accounting Advisory Board at Vanderbilt University’s Owen Graduate School of Business. Mr. Woodlief previously served on the board of Founder Sport Group from 2017 to 2020. Mr. Woodlief was selected to serve on our board of directors due to his financial and business experience.

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Continuing Directors – Term to Expire in 2027

Diana Dowling Director | Age: 60 | Director Since: 2021 Committee: Compensation, Nominating and ESG

Ms. Dowling has served as the owner and President of Be Worthy Foods, a franchisee of quick service restaurants, since June 2024. Prior to that, she was an innovation and strategy consultant advising corporations on partnerships, M&A activity, and new product initiatives. Her clients included Epiq, where she focused on blockchain and data privacy, as well as Pitney Bowes, where she worked in the mobile data and ecommerce spaces. She is also the CEO/Founder of Two Hudson Ventures, investing in start-ups and real estate. Earlier in her career, Ms. Dowling was a VP of Business Development at MaMaMedia, a digital media startup, and Director of Business Development at Hearst New Media. In addition, she worked as a market research analyst at Tontine Partners. Ms. Dowling began her career as an analyst and associate at Bankers Trust. She was Executive Director of Harvard Business School Alumni Angels NY, as well as Co-Chair of HBSCNY Entrepreneurship. Ms. Dowling was selected to serve on our board of directors due to her experience in digital marketing, e-commerce, data and analytics, innovation, new business development, and M&A.

Teresa Gendron Director | Age: 56 | Director Since: 2021 Committee: Audit

Ms. Gendron has served as Chief Financial Officer of Nakamoto Inc. (Nasdaq: NAKA) since December 2025. Prior to that, she was Chief Financial Officer of Markel Corporation (NYSE: MKL) from March 2023 to December 2023. Previously, Ms. Gendron had been the Vice President and Chief Financial Officer of Jefferies Financial Group from 2014 to 2023. From 2011 to 2014, Ms. Gendron was the Vice President and Controller of Gannett Co., Inc., an international media and marketing solutions company, and performed the duties of Chief Accounting Officer. Previously, Ms. Gendron was Vice President and Controller at NII Holdings, Inc., a mobile communication services company, which she joined as its Finance Director in 1998. Ms. Gendron was selected to serve on our board of directors due to her financial and business experience.

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Daniel O’Leary Director | Age: 70 | Director Since: 2021 Lead Independent Director Committee: Audit, Nominating and ESG

Mr. O’Leary is an independent consultant who served as President and CEO of Edgen Murray Corporation from 2003 to 2021. He was appointed Chairman of the board of Edgen Murray in 2006. He began at Edgen Murray, a distributor for energy infrastructure components, specialized oil and gas parts and equipment, and its predecessor companies in 2003, guiding a management buyout that grew the company through a series of acquisitions and growth initiatives. The company went public in May 2012 and was acquired in 2013 by Sumitomo Corporation. Mr. O'Leary has served on the board of Vitesse Energy, Inc. (NYSE: VTS), and has been designated as Lead Director, since 2023 and Custom Ecology, Inc. since 2021. Additionally, he served as an independent director on the board of Sprint Industrial from 2017 to 2019. Mr. O’Leary has a long career in leadership positions in manufacturing and distribution, principally in the oil and gas and energy infrastructure markets. Mr. O’Leary was selected to serve on our board of directors due to his extensive management, operational, investment, and business experience.

John Swygert Director | Age: 57 | Director Since: 2021 Committee: Audit

Mr. Swygert has been the Executive Chairman of the Board of Directors of Ollie’s Bargain Outlet Holdings, Inc. (Nasdaq: OLLI) since February 2025, and previously served as President, Chief Executive Officer, and a Director of Ollie’s from December 2019 to February 2025. Prior to that, Mr. Swygert was Ollie’s Executive Vice President and Chief Operating Officer since January 2018. Mr. Swygert joined Ollie’s in March 2004 as Chief Financial Officer and was later promoted to Executive Vice President and Chief Financial Officer in 2011. Mr. Swygert has worked in discount retail as a finance professional for over 30 years. Prior to joining Ollie’s, Mr. Swygert was Executive Vice President and Chief Financial Officer at Factory 2-U Stores, Inc. He held several positions while at Factory 2-U Stores from 1992, ranging from Staff Accountant, Assistant Controller, Controller, Director of Financial Planning and Analysis, Vice President of Finance and Planning, and Executive Vice President and Chief Financial Officer. Mr. Swygert also previously worked for PETCO Animal Supplies, Inc. in Business Development and Financial Analysis. Mr. Swygert previously served on the board of Truck Hero Holdings, Inc. from 2018 through January 2021. Mr. Swygert was selected to serve on our board of directors due to his extensive financial, operational and management experience in the retail field.

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Corporate Governance
The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and ESG Committee. In addition, the Board has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics. Each of these documents and the charters of the Board Committees are posted on the Company’s web site at https://ir.hillmangroup.com/corporate-governance/governance-documents.
DIRECTOR INDEPENDENCE
The Board and the Nominating and ESG Committee have reviewed and evaluated transactions and relationships with Board members and Board nominees to determine the independence of each of the members or nominees. The Board does not believe that any of its non-employee members or nominees have relationships with the Company that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board has determined that each of Ms. Dowling, Ms. Gendron, Ms. Honda, Mr. Jagdfeld, Mr. O’Leary, Mr. Owens, Mr. Swygert, and Mr. Woodlief are “independent directors” as defined in Nasdaq rules and the applicable SEC rules. In making these determinations, the Board considered Ms. Gendron’s role as Chief Financial Officer of Jefferies through March 2023, which serves as a lender to the Company and has a current and long standing investment banking relationship with the Company.
BOARD ATTENDANCE
Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings and each annual meeting of stockholders. There were 7 meetings of our Board during the fiscal year ended December 27, 2025. Each director attended at least 75% of the aggregate meetings of the Board and the committees on which he or she served in fiscal 2025. All but two of our directors attended our 2025 Annual Meeting of Stockholders.
BOARD LEADERSHIP STRUCTURE
Our Corporate Governance Principles provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separated, with Mr. Cahill serving as Chairman of the Board and Mr. Adinolfi serving as Chief Executive Officer. Our Board has determined that continuing Mr. Cahill in the role of Chairman is in the best interests of our Company and its stockholders at this time because it allows for Mr. Cahill to continue to support Mr. Adinolfi and management in executing the Company’s strategy and business plans.
The Company revised its Corporate Governance Principles in 2023 to require a Lead Independent Director when the positions of Chairman of the Board and CEO are held by the same person, or when the Board Chair is not an independent director. The independent directors of the Board appointed Daniel O’Leary as Lead Independent Director in 2023. The Lead Independent Director’s duties include:
•Work closely with the Chairman with regard to approving the information presented to the Board and setting and approving meeting agendas and meeting schedules;
•Chair meetings of the Board in the absence of the Chairman;
•Have authority to call and oversee meetings of the independent Directors, including executive sessions of the non-employee Directors;
•Serve as the principal liaison between the independent Directors and the Chairman; and
•Take a significant role in the Board evaluation process.
Due to the strong leadership of Mr. Cahill and Mr. Adinolfi, coupled with the independent oversight provided by our independent committees and the position of Lead Independent Director, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
BOARD ROLE IN RISK OVERSIGHT
The Board executes its oversight responsibility for risk management with the assistance of its Audit Committee, Compensation Committee, and Nominating and ESG Committee. The Audit Committee oversees the Company’s risk management activities, generally, and is charged with reviewing and discussing with management the Company’s

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major risk exposures and emerging risks and the steps management has taken to monitor, control, and manage these exposures. The Audit Committee's meeting agendas include discussions of individual risk areas throughout the year, as well as an annual summary of the risk management process, including the Company’s risk assessment and risk management guidelines. The Compensation Committee oversees the Company’s compensation policies generally to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and ESG Committee monitors compliance with the Corporate Governance Principles and reviews the Company’s management of risks related to corporate social responsibility, including with respect to sustainability and the environment.
Although the Board and its committees oversee risk management for the Company, management is responsible for the day-to-day management and mitigation of the Company’s risks. We believe this division of responsibility reflects the appropriate roles of the Board and management in assessing and managing risks.
DIRECTOR NOMINEE SELECTION PROCESS
The Nominating and ESG Committee is responsible for recommending to the Board a slate of nominees for election at each annual meeting of stockholders. The Nominating and ESG Committee recruits candidates for Board membership through its own efforts and through recommendations from other directors, management, and stockholders. In addition, the Nominating and ESG Committee may retain an independent search firm to assist in identifying and recruiting director candidates who meet the criteria developed by the Nominating and ESG Committee.
The Nominating and ESG Committee also considers the specific experience and abilities of director candidates in light of our current business, strategy, structure, and the current or expected needs of the Board in its identification and recruitment of director candidates.
CANDIDATES NOMINATED BY STOCKHOLDERS
Stockholders who wish to recommend director candidates for consideration by the Nominating and ESG Committee may send a written notice to the Secretary at the Company’s principal executive offices. Stockholders should review the Company’s Bylaws and most recent proxy statement filed with the SEC to determine the applicable deadlines for the Company’s receipt of a stockholder’s nomination notice.
In general, the notice should indicate the name, age, and address of the person recommended, the person’s principal occupation or employment for the last five years, other public company boards on which the person serves, whether the person would qualify as independent as the term is defined under the applicable listing standards of Nasdaq, and the class and number of shares of Company securities owned by the person. The Nominating and ESG Committee may require additional information to determine the eligibility and qualifications of the person recommended. The notice should also state the name and address of, and the class and number of shares of Company securities owned by, the person or persons making the recommendation.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 5, 2027, which is the date 60 calendar days prior to the one year anniversary of the 2026 Annual Meeting.
BOARD DIVERSITY
In determining whether to recommend a director nominee, the Nominating and ESG Committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board as a whole. The committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional background, education, skills and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.
PERIODIC EVALUATION OF THE BOARD
The Nominating and ESG Committee oversees a Board evaluation process for the Board and its committees each year. As part of the Board evaluation process, the Board considers, among other matters, whether its composition reflects the skills needed to appropriately oversee the Company’s long-term strategy and continued success. The Board also evaluates its processes and interactions with management to determine whether it is operating efficiently with respect to its oversight responsibilities.
CORPORATE GOVERNANCE PRINCIPLES

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We operate under a set of Corporate Governance Principles designed to promote good corporate governance and align the interests of our Board and management with those of our stockholders. The Corporate Governance Principles relate to the role, composition, structure, and functions of the Board and the Company. The Nominating and ESG Committee is responsible for periodically reviewing these Corporate Governance Principles and recommending any changes to the Board.
MAJORITY VOTING POLICY IN UNCONTESTED ELECTIONS
Pursuant to our Corporate Governance Principles, in an uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), a nominee who receives more “Against” votes than “For” votes in such election is expected to promptly tender his or her resignation as a director. The Nominating and ESG Committee will consider each tendered director resignation and recommend to the Board whether to accept or reject it. After considering the recommendation of the Nominating and ESG Committee and any other information the Board deems appropriate, and within 90 days following the certification of the election results, the Board will act to accept or reject each tendered director resignation and promptly disclose its decision.
If a director’s resignation is rejected, the Board will disclose the reasons for its decision, and the director will continue to serve the remainder of his or her term until his or her successor is duly elected or until his or her earlier death, resignation, or removal. If a director’s resignation is accepted, the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board, in each case to the extent permitted by the Company's Bylaws.
Any director who tenders a resignation under this policy may not participate in the Nominating and ESG Committee recommendation or the action of the Board regarding whether to accept or reject such tender of resignation.
CODE OF CONDUCT AND ETHICS
We have adopted a code of business conduct that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer, which is available on our website at https://ir.hillmangroup.com/esg-governance/corporate-responsibility-governance-documents. Our code of business conduct is a “code of ethics”, as defined in Item 406(b) of Regulation S-K. Please note that our internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our internet website.
CORPORATE RESPONSIBILITY EFFORTS
Our Corporate Responsibility efforts and reporting continue to evolve in a manner that is beneficial to the Company and our shareholders, and to align with upcoming reporting requirements of certain states as they come to be effective. Hillman publishes an annual Corporate Responsibility Report to detail our efforts and a summary Corporate Responsibility Fact Sheet. Our most recent Corporate Responsibility Report and Fact Sheet are each posted on the Company’s web site at https://ir.hillmangroup.com/esg-governance/corporate-responsibility-governance-documents.
COMPENSATION RECOVERY POLICY (CLAWBACK)
We have adopted a Compensation Recovery Policy that provides for the recovery of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. A copy of our Compensation Recovery Policy was filed as Exhibit 97 to our Annual Report on Form 10-K.
INSIDER TRADING ARRANGEMENTS AND POLICIES
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and certain contractors, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K.
PROHIBITION ON HEDGING AND PLEDGING
Our Insider Trading Policy prohibits directors and executive officers from engaging, directly or indirectly, in the pledging of, hedging transactions in, or short sales of, Hillman securities.
EQUITY GRANT POLICY

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Our Equity Grant Policy was approved by our Compensation Committee and specifies a procedure and timing for granting and pricing equity awards to protect against any appearance of spring loading or timing the grant of equity awards for the benefit of the grantee. The Equity Grant Policy designates quarterly predetermined grant dates for the granting of equity awards to employees, including our Executive Officers (a “Predetermined Quarterly Grant Date”), unless such date would fall during a blackout period. The Company selects Predetermined Quarterly Grant Dates because they will fall within the Company’s regular open trading window and should protect against any appearance of spring loading or timing the grant of equity awards for the benefit of the grantee.
Equity grants, including stock options, to our employees, including our executive officers, are generally approved annually at a meeting of the Compensation Committee that is held during the first quarter of each year. The grants are typically expressed and approved in fixed dollar terms, with the grant being effective as of, and the number of equity awards and exercise price calculated based on, the market value of the Company’s stock on the next Predetermined Quarterly Grant Date, which is during an open trading window (i.e. at least two full trading days following the release of earnings).
During our fiscal year ended December 27, 2025, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
STOCKHOLDER COMMUNICATION WITH THE BOARD
Any of the directors may be contacted by writing to them at: Board of Directors, c/o Secretary’s Office, Hillman Solutions Corp., 1280 Kemper Meadow Dr., Forest Park, Ohio 45240. The directors have requested that the Secretary of the Company act as their agent in processing any communication received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the Board. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

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Committees of the Board
To assist the Board in undertaking its responsibilities, and to allow deeper engagement in certain areas of Company oversight, the Board has established the following three standing committees: Audit Committee, Compensation Committee, and Nominating and ESG Committee.
All committees are composed exclusively of independent directors, as defined in Nasdaq rules and the applicable SEC rules. The current charter of each Board committee is available on our website at www.ir.hillmangroup.com under Corporate Governance – Board Committees.

Audit Committee Number of Meetings in 2025: 5
MEMBERS	Philip K. Woodlief (Chair), Teresa Gendron, Daniel O’Leary, John Swygert

COMMITTEE FUNCTIONS
•Assist the Board in its oversight of:
◦Integrity of the consolidated financial statements of the Company;
◦The Company’s compliance with legal and regulatory requirements;
◦Independent auditor’s qualifications and independence;
◦Performance of the Company’s internal audit function and independent auditors; and
◦The Company’s internal control over financial reporting.
•Appoint, retain or terminate the Company’s independent auditors and pre-approve all audit, audit-related, tax, and other services, if any, to be provided by the independent auditors; and
•Prepare the Audit Committee Report.

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Compensation Committee Number of Meetings in 2025: 5
MEMBERS	Aaron P. Jagdfeld (Chair), Diana Dowling, Diane Honda

COMMITTEE FUNCTIONS
•Review and approve the Company’s overall compensation strategy;
•Review and approve, or recommend to the Board for approval, the compensation of the CEO and executive officers of the Company;
•Administers the Company’s executive compensation policies and programs, including determining grants of equity awards under the plans;
•Prepare the Compensation Committee Report; and
•Has sole authority to retain and direct the committee’s compensation consultant.

Nominating and ESG Committee Number of Meetings in 2025: 4
MEMBERS	David A. Owens (Chair), Diana Dowling, Daniel O’Leary

COMMITTEE FUNCTIONS
•Oversee the Company’s corporate governance policies and procedures;
•Identify individuals qualified to become new directors, consistent with criteria approved by the Board;
•Review the qualifications of incumbent directors to determine whether to recommend them for reelection;
•Recommend to the Board qualified individuals to serve as committee members on the various Board committees;
•Review the Board’s performance and director independence; and
•Review the Company’s ESG goals and initiatives and monitor the Company’s progress against the same.

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AUDIT COMMITTEE EXPERTISE
The Board has determined that Philip K. Woodlief qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the Nasdaq Stock Market. The Board has determined that Mr. Woodlief is an independent director as defined under applicable Nasdaq rules.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee was at any time during fiscal year 2025, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity during fiscal year 2025, one of whose executive officers served as a director of our Board or member of our Compensation Committee.

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Shares Authorized for Issuance Under Existing Equity Compensation Plans

The following table provides information regarding shares outstanding and available for issuance under our existing equity compensation plans as of December 27, 2025.

	Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and awards	Weighted-average exercise price of outstanding options and awards	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by shareholders	15,862,472	8.70	5,710,574
Equity Compensation plans not approved by shareholders	—	—	—
Total	15,862,472	8.70	5,710,574

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Beneficial Ownership of Common Stock
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the common shares beneficially owned as of April 1, 2026 by Hillman's directors, the NEOs, and the directors and executive officers as a group. The percentage of ownership is based on 203,589,609 of Hillman common shares outstanding on April 1, 2026, which includes the number of shares of common stock that could be acquired within 60 days following April 1, 2026 by the exercise of stock options and the vesting of time-based restricted stock units (“RSUs”) held by our directors and executive officers set forth in footnote 3 below.

	Shares Beneficially Owned
Name(1)	Amount and Nature of Beneficial Ownership (#)(2)(3)	Percent of Class (%)

Jon Michael Adinolfi	1,062,190	*
Douglas Cahill	7,131,714	3.4%
Daniel O’Leary	55,841	*
John Swygert	38,634	*
Aaron Jagdfeld	210,666	*
David Owens	95,288	*
Philip Woodlief	85,509	*
Diana Dowling	45,841	*
Teresa Gendron	45,841	*
Diane Honda	28,304	*
Robert Kraft	1,449,598	*
Robert Davis	48,540	*
Amanda Kitzberger	130,329	*
Brett Hillman	109,510	*
Scott Ride	246,483	*
All directors and executive officers as a group (eighteen individuals)	11,006,134	5.3%
* Less than 1%
(1)Unless otherwise noted, the business address of each beneficial owner is c/o The Hillman Group, Inc., 1280 Kemper Meadow Dr., Cincinnati, Ohio 45240.
(2)This column consists of shares for which the directors and executives, directly or indirectly, have the power to vote or to dispose, or to direct the voting or disposition thereof, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days following April 1, 2026. Except as otherwise noted, none of the named

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individuals shares with another person either voting or investment power as to the shares reported. None of the shares reported are pledged as security.
(3)Figures for the directors and executive officers include the number of shares of common stock that could have been acquired within 60 days following April 1, 2026 by the exercise of stock options or the vesting of time-based RSUs awarded under our equity plans as set forth below:

Name	RSUs (#)	Options (#)

Jon Michael Adinolfi	—	742,961
Douglas Cahill	—	6,650,333
Dan O'Leary	—	—
John Swygert	—	—
Robert Davis	—	—
Aaron Jagdfeld	—	—
David Owens	—	49,447
Philip Woodlief	—	—
Diana Dowling	—	—
Teresa Gendron	—	—
Diane Honda	—	—
Robert Kraft	—	1,056,296
Brett Hillman	—	68,475
Amanda Kitzberger	—	107,226
Scott Ride	—	227,895
All directors and executive officers as a group (eighteen individuals)	—	9,041,189

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Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the beneficial owners of more than five percent of Hillman common shares as of the close of business on April 1, 2026, based on reports on Schedule 13G or Schedule 13D and other information filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Ownership (#)	Percentage of Class (%)

BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	14,257,243	7.3%
Kayne Anderson Rudnick Investment Management, LLC(2) 2000 Avenue of the Stars, Suite 1110 Los Angeles, CA 90067	13,124,553	6.7%
Bank of Montreal(3) 1 First Canadian Place Toronto, Ontario, Canada M5X1A1	10,855,347	5.6%
FMR LLC(4) 245 Summer Street Boston, MA 02210	10,405,326	5.3%
Reinhart Partners, LLC(5) 11090 N. Weston Drive Mequon, WI 53029	10,053,219	5.2%
Jefferies Financial Group Inc.(6) 520 Madison Ave. New York, New York 10022	9,855,076	5.1%
(1)This information is based on a Schedule 13-G filed by BlackRock, Inc. on January 26, 2024. BlackRock, Inc. has sole voting power for 13,867,710 of the shares, shared voting power for none of the shares, sole dispositive power for 14,257,243 of the shares, and shared dispositive power for none of the shares.
(2)This information is based on a Schedule 13-G/A filed by Kayne Anderson Rudnick Investment Management, LLC on August 13, 2025. Kayne Anderson Rudnick Investment Management, LLC has sole voting power for 7,452,699 of the shares, shared voting power for 3,223,179 of the shares, sole dispositive power for 9,901,374 of the shares, and shared dispositive power for 3,223,179 of the shares.
(3)This information is based on a Schedule 13-G filed by Bank of Montreal on February 12, 2026. This filing includes a position previously reported by Burgundy Asset Management, Inc., which Bank of Montreal indicated it acquired on November 5, 2025. Bank of Montreal has sole voting power for 7,917,163 of the shares, shared voting power for 880 of the shares, sole dispositive power for 10,854,467 of the shares, and shared dispositive power for 880 of the shares.
(4)This information is based on a Schedule 13-G filed by FMR, LLC on February 4, 2026. FMR, LLC has sole voting power for 10,403,990 of the shares, shared voting power for none of the shares, sole dispositive power for 10,405,325.60 of the shares, and shared dispositive power for none of the shares.
(5)This information is based on a Schedule 13-G filed by Reinhart Partners, LLC on August 5, 2025. Reinhart Partners, LLC has sole voting power for 9,039,504 of the shares, shared voting power for none of the shares, sole dispositive power for 10,053,219 of the shares, and shared dispositive power for none of the shares.
(6)This information is based on a Schedule 13-G/A filed by Jefferies Financial Group Inc., on behalf of itself and its controlled subsidiaries, on February 14, 2024. Jefferies Financial Group Inc. has sole voting power for none of the shares, shared voting power for 9,855,076 of the shares, sole dispositive power for none of the shares, and shared dispositive power for 9,855,076 of the shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on

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the information available to us during the fiscal year 2025, we believe that all applicable Section 16(a) reports were timely filed.

Certain Relationships and Related Party Transactions
SALES TO OLLIE’S BARGAIN OUTLET
In fiscal 2025, Hillman made sales of $0.3 million to Ollie's Bargain Outlet Holdings, Inc. ("Ollie's"). The sales consisted of several transactions for the sale of excess inventory. John Swygert, Executive Chairman of Ollie's since 2025, and before that President and Chief Executive Officer of Ollie's, is a member of our Board of Directors.
RELATED PARTY TRANSACTION POLICY
The Board has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related party had, has, or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related party.
In reviewing and approving any such transactions, our Audit Committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described in this section were approved by our Audit Committee or Board, as applicable.

Information about our Executive Officers
The following persons serve as our executive officers:

Name	Position	Age

Jon Michael Adinolfi	President and Chief Executive Officer	50
Douglas J. Cahill	Executive Chairman	66
Robert O. Kraft	Chief Financial Officer and Treasurer	55
Scott K. Moore	President, Robotics & Digital Solutions	55
Robert D. Davis	Executive Vice President, Global Supply Chain	67
Brett A. Hillman	Executive Vice President, Sales	46
Amanda Kitzberger	Chief Legal Officer and Secretary	45
Aaron Parker	Chief People Officer	41

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The following is a brief biography of each of our executive officers. References to executive officer service to Hillman include service to our predecessor companies HMAN Group Holdings, Inc. and The Hillman Companies, Inc., as applicable.
JON MICHAEL ADINOLFI
Jon Michael Adinolfi ("JMA") serves as President and Chief Executive Officer since January 1, 2025, after serving as Chief Operating Officer of Hillman from June 2023 to December 2024. Prior to COO, Mr. Adinolfi served as Divisional President, Hillman U.S. from 2019 to June 2023. Prior to his time at Hillman, Mr. Adinolfi served as President of U.S. Retail for Stanley Black & Decker from November 2016 to July 2019; served as President of Hand Tools for Stanley Black & Decker from October 2013 to December 2016; and served as the CFO - North America, CDIY for Stanley Black & Decker from June 2011 to September 2013. Prior to that, he worked as President at Crown Bolt from 2008 to 2011.
DOUGLAS J. CAHILL
Douglas J. Cahill serves as Executive Chairman since January 1, 2025, after serving as Chairman since 2014 and as Hillman's President and Chief Executive Officer from 2019 to 2024. Prior to joining Hillman, Mr. Cahill was a Managing Director of CCMP from July 2014 to July 2019 and was a member of CCMP’s Investment Committee and previously was an Executive Adviser of CCMP from March 2013. Mr. Cahill served as President and Chief Executive Officer of Oreck, the manufacturer of upright vacuums and cleaning products, from May 2010 until December 2012. Prior to joining Oreck, Mr. Cahill served for eight years as President and Chief Executive Officer of Doane Pet Care Company, a private label manufacturer of pet food and former CCMP portfolio company, through to its sale to MARS Inc. in 2006. From 2006 to 2009, Mr. Cahill served as president of Mars Petcare U.S. Prior to joining Doane in 1997, Mr. Cahill spent 13 years at Olin Corporation, a diversified manufacturer of metal and chemicals, where he served in a variety of managerial and executive roles. Mr. Cahill serves as a Board Member for Junior Achievement of Middle Tennessee and the Visitor Board at Vanderbilt University’s Owen Graduate School of Management. In January 2009, Mr. Cahill was appointed as an Adviser to Mars Incorporated. Mr. Cahill previously served as a director of Banfield Pet Hospital from 2006 to 2016, Ollie’s Bargain Outlet (Nasdaq: OLLI) from 2013 to 2016, Jamieson Laboratories from 2014 to 2017, Founder Sport Group from 2016 to 2019, and Shoes for Crews from 2015 to 2019.
ROBERT O. KRAFT
Robert O. Kraft serves as Hillman’s Chief Financial Officer and Treasurer since November 2017. Prior to joining Hillman, Mr. Kraft served as the President of the Omnicare (Long Term Care) division, and an Executive Vice President, of CVS Health Corporation from August 2015 to September 2017. From November 2010 to August 2015, Mr. Kraft was Chief Financial Officer and Senior Vice President of Omnicare, Inc. Mr. Kraft began his career with PriceWaterhouseCoopers LLP in 1992, was admitted as a Partner in 2004, and is a certified public accountant (inactive). Mr. Kraft currently serves on the board of Medpace Holdings, Inc (Nasdaq: MEDP).
SCOTT K. MOORE
Scott K. Moore serves as Hillman’s Divisional President, Robotics and Digital Solutions since May 2024. Prior to that, Mr. Moore was our Chief Technology Officer from August 2022 to May 2024. From August 2018 to August 2022, Mr. Moore served as Senior Vice President, IT, of Hillman’s Robotics and Digital Solutions division, and in the same role at MinuteKey from 2011 to August 2018 when the company was acquired by Hillman. From 2006 to 2011, Mr. Moore served as Chief Information Officer of AP-Networks, an oil and gas consultancy using data analytics to improve performance.
ROBERT D. DAVIS
Robert D. Davis serves as Hillman’s Executive Vice President of Global Supply Chain since February 2024. Mr. Davis joined Hillman in November 2021 as Vice President of Transportation and Indirect Sourcing, then served as Vice President of Operations for Hillman's Protective Solutions Division while maintaining his role for Transportation, and also had additional responsibilities of Global Sourcing and Packaging. Prior to his time at Hillman, Mr. Davis worked for Home Depot from 2005 to 2021 in various supply chain leadership roles, including leading all supply chain operations for Crown Bolt for twelve years.
BRETT A. HILLMAN
Brett A. Hillman serves as Executive Vice President, Sales since February 2024. Prior to this role, Mr. Hillman served as Vice President & General Manager of our Hardware Solutions division from 2022 to 2024. From 2019 to 2022, he served as Hillman’s Vice President, Traditional Hardware & Strategic Accounts Sales. Prior to that, he served as Hillman’s Director of Traditional Hardware Sales from 2016 to 2019, leading one of the industry's largest field sales

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teams. From 2014 to 2016, Mr. Hillman was Hillman’s Director of Tractor Supply & Home Depot Sales, and served in various sales leadership roles at Hillman from 2005 to 2013.
AMANDA KITZBERGER
Amanda Kitzberger serves as Hillman’s Chief Legal Officer and Secretary since February 2023. From July 2021 to January 2023, Ms. Kitzberger served as Hillman’s Vice President Human Resources and Administration. Ms Kitzberger served as Assistant General Counsel at Hillman from 2019 to 2021. Prior to joining Hillman, Ms. Kitzberger was the Vice President and General Counsel at Clopay Plastic Products Co from 2014 to 2018 and served in in-house legal counsel roles at GOJO Industries, Inc. from 2008 to 2014.
AARON J. PARKER
Aaron Parker serves as Hillman’s Chief People Officer since February 2023. From September 2020 to February 2023, Mr. Parker served as Director, then Senior Director, of Human Resources at Hillman. Prior to joining Hillman, Mr. Parker served in various positions in Human Resources at Fifth Third Bancorp from 2014 to 2020 and at Macy’s, Inc. from 2009 to 2014.

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under these programs, and the factors we considered in making these decisions with respect to the compensation earned by the following individuals, who as determined under the rules of the SEC are collectively referred to herein as our named executive officers (“NEOs”) for fiscal year 2025:
•Jon Michael Adinolfi, President and Chief Executive Officer (previously Chief Operating Officer until 12/31/2024)
•Douglas J. Cahill, Executive Chairman (previously President and Chief Executive Officer until 12/31/2024)
•Robert O. Kraft, Chief Financial Officer and Treasurer
•Robert D. Davis, EVP, Global Supply Chain
•Brett A. Hillman, EVP Sales
•Amanda M. Kitzberger, Chief Legal Officer
•Scott C. Ride, Former President, Hillman Canada

Overview of the Compensation Program
COMPENSATION PHILOSOPHY
The objective of our corporate compensation and benefits program is to establish and maintain competitive total compensation programs that will attract, motivate, and retain the qualified and skilled workforce necessary for the continued success of our business. To help align compensation paid to executive officers with the achievement of corporate goals, we have designed our cash compensation program as a pay-for-performance based system that rewards NEOs for their individual performance and contribution in achieving corporate goals. In determining the components and levels of NEO compensation each year, the Compensation Committee of our Board considers Company performance, and each individual’s performance and potential to enhance long-term stockholder value. To remain competitive, our Compensation Committee also periodically reviews compensation survey information provided by our compensation consultant as another factor in setting NEO compensation. Our Compensation Committee relies on judgment and does not have any formal guidelines or formulas for allocating between long-term and currently paid compensation, cash and non-cash compensation, or among different forms of non-cash compensation for our NEOs.

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COMPONENTS OF TOTAL COMPENSATION
Compensation packages in 2025 for the Company’s NEOs were comprised of the following elements:

Short-Term Compensation Elements
Element	Role and Purpose
Base Salary	Attract and retain executives and reward their skills and contributions to the day-to-day management of our Company.
Annual Performance-Based Bonuses
Motivate the attainment of annual Company and division, financial, operational, and strategic goals by paying bonuses determined by the achievement of specified performance targets with a performance period of one year.

Discretionary Bonuses	From time to time, the Company may award discretionary bonuses to compensate executives for special contributions or extraordinary circumstances or events.

Long-Term Compensation Elements
Element	Role and Purpose
Performance Stock Units, Restricted Stock Units, and other Equity-Based Awards	Motivate the attainment of long-term value creation, align executive interests with the interests of our stockholders, create accountability for executives to achieve performance targets and enhance stockholder value, and promote long-term retention through the use of multi-year vesting equity awards.
Change of Control Benefits	Promote long-term retention and align the interests of executives with stockholders by providing for no mandatory acceleration of equity vesting in the event of a change in control transaction.
Severance Benefits	We adopted an Executive Severance Plan that provides severance protection in the form of continued base salary, COBRA premiums, and a pro-rated performance bonus in the event of a termination of employment without cause or for good reason for individual NEOs, as described below. The severance benefit is enhanced if the termination is within 24 months following a change in control transaction.

Benefits
Element	Role and Purpose
Employee Benefit Plans and Perquisites	Participation in Company-wide health and retirement benefit programs provide financial security and additional compensation commensurate with senior executive level duties and responsibilities.

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Process
ROLE OF THE COMPENSATION COMMITTEE AND MANAGEMENT
Our Compensation Committee meets at least quarterly to review and consider base salary and any proposed adjustments, prior year annual performance bonus results and targets for the current year, and any long-term incentive awards. Our Compensation Committee also reviews the compensation package for all new executive officer hires.
The key member of management involved in the compensation process is our Chief Executive Officer (“CEO”), which was Jon Michael Adinolfi in substantially all of 2025. Our CEO presents recommendations for each element of compensation for each NEO, other than himself, to our Compensation Committee, which in turn evaluates these goals and either approves or appropriately revises and approves them. On an annual basis, a comprehensive report is provided by the CEO to our Compensation Committee on all of our compensation programs.
DETERMINATION OF CEO COMPENSATION
Our Compensation Committee determines and approves the level of each element of compensation for our CEO. Consistent with its determination process for other NEOs, our Compensation Committee considers a variety of factors when determining compensation for our CEO, including past corporate and individual performance, compensation information from our peer group, input from our compensation consultant, and general market survey data for similar size companies.
ASSESSMENT OF MARKET DATA AND ENGAGEMENT OF COMPENSATION CONSULTANTS
In establishing the compensation for each of our NEOs, our Compensation Committee considers information about the compensation practices of companies both within and outside our industry and geographic region, and considers evolving compensation trends and practices generally. Our Compensation Committee reviews market data provided by our compensation consultant. Our Compensation Committee may review such survey data for market trends and developments, and utilize such data as one factor when making its annual compensation determinations.
Pearl Meyer & Partners, LLC (“Pearl Meyer”) had been engaged since 2021 as an independent executive compensation consultant to advise on the executive and director compensation programs of Hillman, and served in that role through the end of 2025.
The Compensation Committee conducted an RFP process to select a new compensation consultant for 2026. On November 6, 2025, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) to serve as an independent executive compensation consultant to advise on the executive and director compensation programs of Hillman for 2026. As a result, Pearl Meyer is no longer engaged as our Compensation Consultant for 2026 or beyond. We anticipate that we will continue to use an executive compensation consultant going forward.
In reaching the conclusion that Meridian is independent, the Compensation Committee considered the compensation consultant independence factors set forth in Rule 10C-1(b)(4) of the Securities Exchange Act of 1934, as amended.
ROLE OF COMPENSATION CONSULTANT
Pearl Meyer, our independent compensation consultant in 2025, provided research, market data, survey, proxy information, and design expertise in developing executive and director compensation programs. As requested by the Compensation Committee, Pearl Meyer provided the Compensation Committee with market data from proprietary databases and publicly available information to consider when making compensation decisions for the NEOs. Pearl Meyer also provided similar input to support compensation recommendations and decisions made for Company executives who are not NEOs.
Pearl Meyer regularly attended Compensation Committee meetings in fiscal 2025 and advised the Compensation Committee on principal aspects of executive compensation, including the competitiveness of individual executive pay levels and short- and long-term incentive designs. Pearl Meyer also provided advice with respect to the non-employee director compensation program. Pearl Meyer is engaged by and reports directly to the Compensation Committee. In reaching the conclusion that Pearl Meyer is independent, the Compensation Committee considered the compensation consultant independence factors set forth in Rule 10C-1(b)(4) of the Securities Exchange Act of 1934, as amended.

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DEVELOPMENT AND USE OF PEER GROUP
Based on Pearl Meyer’s recommendation, the Compensation Committee adopted a peer group of publicly traded industrial and consumer discretionary companies with similar revenues and market cap to determine competitive pay levels for input into the Compensation Committee’s decision-making process. For 2025, we used the following peer group (the “Peer Group”):

Allegion plc	JELD-WEN Holding, Inc.	Simpson Manufacturing Co., Inc.
American Woodmark Corporation	Leslie’s, Inc.	SiteOne Landscape Supply, Inc.
Armstrong World Industries, Inc.	Lumber Liquidators Holdings, Inc.	Spectrum Brands Holdings, Inc.
Dorman Products, Inc.	Masonite International Corporation	The AZEK Company Inc.
Floor & Decor Holdings, Inc	Pool Corporation	Trex Company, Inc.
Gibraltar Industries, Inc.	Richelieu Hardware Ltd.	YETI Holdings, Inc.
Griffon Corporation
As of the date on which the 2025 Peer Group was evaluated for purposes of providing input with respect to fiscal 2025 compensation, Hillman had the following financial characteristics compared to our 2025 Peer Group:
•Our net sales were at the 33rd percentile; and
•Our market capitalization was at the 22nd percentile.
The Compensation Committee made no changes to the 2025 Peer Group compared to the 2024 Peer Group, with the exception that PGT Innovations Inc. was acquired in 2024 and was removed from the Peer Group as a result of the acquisition.
The Compensation Committee has not set a range or percentile relative to its Peer Group for determining the compensation of our NEOs and other executive officers. Rather, the Peer Group is reviewed as one of many factors by our Compensation Committee.

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Short-Term Compensation Elements
BASE SALARY
We believe that executive base salaries are an essential element to attract and retain talented and qualified executives. Base salaries are designed to provide financial security and a minimum level of fixed compensation for services rendered to the Company. Base salary adjustments may reflect an individual’s performance, experience, cost of living adjustments, and/or changes in job responsibilities. We also consider the other compensation we provide to our NEOs, such as the grant date value of recently granted equity awards, when determining base salary.
The rate of annual base salary for each NEO as of the last day of the applicable fiscal year is set forth below.

Name	2025 Base Salary ($)	2024 Base Salary ($)	Percent Change (%)

Jon Michael Adinolfi	700,000	500,000	40%
Douglas J. Cahill	800,000	800,000	—%
Robert O. Kraft	500,000	500,000	—%
Robert D. Davis(1)	400,000	N/A	N/A
Brett A. Hillman(1)	325,000	N/A	N/A
Amanda M. Kitzberger(1)	350,000	N/A	N/A
Scott C. Ride (2)	323,626	306,969	5%
(1)Mr. Davis, Mr. Hillman and Ms. Kitzberger were not NEOs for Fiscal 2024.
(2)Mr. Ride is based in Canada and paid in Canadian dollars. His base salaries were converted to U.S. dollars for disclosure purposes using the following rates: 1.3674 effective December 27, 2025, 1.4416 effective December 28, 2024, and 1.3226 effective December 30, 2023. His base salary was not increased in Fiscal 2025, and the increase shown above is solely due to changes in the exchange rate.
In connection with our CEO Transition effective for fiscal year 2025, Mr. Adinolfi’s annual base salary was increased to $700,000, and Mr. Cahill’s annual base salary remained at $800,000 for 2025.
The increase, if any, in base salary for each NEO for a fiscal year reflects each individual’s particular skills, responsibilities, experience, and prior year performance. The fiscal year 2025 base salary amounts were determined as part of the total compensation paid to each NEO and were not considered, by themselves, as fully compensating the NEOs for their service to the Company.
ANNUAL PERFORMANCE-BASED BONUSES
Each NEO is eligible to receive an annual cash bonus under the terms of a performance-based bonus plan. Each NEOs bonus opportunity specifies an annual target, threshold, and maximum bonus as a percentage of the NEO’s annual base salary, which percentages may be adjusted for any particular year in the discretion of our Board. The specific performance criteria and performance goals are established and approved annually by our Compensation Committee in consultation with our CEO (other than with respect to himself). The performance targets are communicated to the NEOs following formal approval by our Compensation Committee, which normally occurs in the first quarter of our fiscal year.
The table below shows the target bonus and threshold and maximum bonuses as a percentage of base salary for each NEO for 2025. Generally, the higher the level of responsibility of the NEO within the Company, the greater the percentages of base salary applied for that individual’s target and maximum bonus compensation.

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2025 Threshold, Target and Maximum Bonus
Name	2025 Threshold Bonus as a Percentage of Base Salary (%)	2025 Target Bonus as Percentage of Base Salary (%)	2025 Maximum Bonus as Percentage of Base Salary (%)

Jon Michael Adinolfi	50%	100%	200%
Douglas J. Cahill	50%	100%	200%
Robert O. Kraft	37.5%	75%	150%
Robert D. Davis	25%	50%	100%
Brett A. Hillman	25%	50%	100%
Amanda M. Kitzberger	25%	50%	100%
Scott C. Ride	25%	50%	100%
In connection with our CEO Transition effective for fiscal year 2025, Mr. Adinolfi’s target bonus opportunity increased to 100% of base salary, and Mr. Cahill’s target bonus opportunity will remain 100% of base salary.
The table below shows the performance criteria for fiscal year 2025 selected for each NEO and the relative weight of total target bonus assigned to each component.

2025 Performance Criteria and Relative Weight
Name	Adjusted EBITDA (%)	Adjusted Leverage Ratio (%)	Net Sales (%)

Jon Michael Adinolfi	60%	20%	20%
Douglas J. Cahill	60%	20%	20%
Robert O. Kraft	60%	20%	20%
Robert D. Davis	60%	20%	20%
Brett A. Hillman	60%	20%	20%
Amanda M. Kitzberger	60%	20%	20%
Scott C. Ride	60%	20%	20%

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For 2025, the bonus criteria for all NEOs included three Company performance goals measured by (1) our Adjusted EBITDA for the year ended December 27, 2025, which is our consolidated earnings before interest, taxes, depreciation, and amortization, as adjusted for non-recurring charges as shown under the header “Adjusted EBITDA” (“Adjusted EBITDA”), (2) our adjusted leverage ratio, which is ratio of (a) overall indebtedness less cash as of year ended December 27, 2025; to (b) Adjusted EBITDA during the year ended December 27, 2025 (“Adjusted Leverage Ratio”), and (3) our Net Sales for the year ended December 27, 2025.
For any bonus to be awarded, the Adjusted EBITDA target must meet the threshold. Once the Adjusted EBITDA threshold is met, the final payout is dependent on the achievement of all metrics and their respective targets. Achievement at levels between threshold and maximum will result in payments on a sliding scale.
Adjusted EBITDA and Adjusted Leverage Ratio are non-GAAP measures. Please refer to Appendix A for additional information, including our definitions and use of Adjusted EBITDA and Adjusted Leverage Ratio, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
The threshold, target, and maximum amounts and payout levels of each of the Adjusted EBITDA, Adjusted Leverage Ratio, and Net Sales targets that determine the annual bonus payouts to each of the NEOs are as follows (amounts in thousands):

Metric	Threshold	Target	Maximum
Adjusted EBITDA (1)	$250,400	$265,000	$280,000
Payout	50%	100%	200%

Metric	Threshold	Target	Maximum
Adjusted Leverage Ratio (1)	2.7	2.3	2.0
Payout	50%	100%	200%

Metric	Threshold	Target	Maximum
Net Sales	$1,472,600	$1,535,000	$1,600,000
Payout	50%	100%	200%

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(1)Non-GAAP metric, see Appendix A to this proxy statement for additional information, including our definitions, use of, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
The level of performance actually reported and the deemed achievement after adjustment by our Compensation Committee for the fiscal year ended December 27, 2025 in each of the above categories was as follows (dollar amounts in thousands):

Metric	Target	Actual Reported	Actual Achievement to Target	Resulting Payout Factor (%)

Adjusted EBITDA (1)	$265,000	$275,317	103.9%	168.8%
Adjusted Leverage Ratio (1)	2.3	2.4	95.0%	84.9%
Net Sales	1,535,000	1,552,200	101.1%	126.5%
(1)Non-GAAP metric, see Appendix A to this proxy statement for additional information, including our definitions, use of, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
The annual performance based bonus paid to each of our NEOs for the year ended December 27, 2025 was as follows:

Name	2025 Target Bonus ($)	Plan Based Bonus Calculation ($)	% of Target Bonus	Discretionary Adjustments	Bonus Actually Paid	% of Target Bonus

Jon Michael Adinolfi	700,000	1,004,500	143.5%	—	1,004,500	143.5%
Douglas J. Cahill	800,000	1,148,000	143.5%	—	1,148,000	143.5%
Robert O. Kraft	375,000	538,125	143.5%	—	538,125	143.5%
Robert D. Davis	200,000	287,000	143.5%	63,000	350,000	175.0%
Brett A. Hillman	162,500	233,188	143.5%	10,563	243,751	150.0%
Amanda M. Kitzberger	173,623	249,149	143.5%	—	249,149	143.5%
Scott C. Ride (1)	161,813	121,360	75.0%	—	121,360	75.0%
(1)Mr. Ride is based in Canada and paid in Canadian dollars. Mr. Ride’s employment with the Company ended on September 29, 2025. Under the terms of Mr. Ride’s severance agreement, he was entitled to his 2025 bonus, payable at target, and prorated for the portion of 2025 that he was employed. The amount above reflects the amount paid per his severance agreement, and is stated in U.S. dollars for disclosure using the 1.3674 exchange rate effective December 27, 2025.

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The Compensation Committee exercised its discretion to increase Mr. Davis’s bonus for 2025 to reflect a payout of 175% of his bonus target due to his continued excellent leadership of our Global Supply chain team and navigation of the tariff environment in 2025. The Compensation Committee exercised its discretion to increase Mr. Hillman’s bonus for 2025 to reflect a payout of 150% of his bonus target due to his leadership in navigating the tariff environment in 2025 and working with customers on pricing actions in response to the tariffs.
Long-Term Compensation Elements
Upon becoming a public company on July 14, 2021, the Company established the 2021 Equity Incentive Plan. Under the 2021 Equity Incentive Plan, as amended (the “2021 Equity Incentive Plan”), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan as of the Effective Date is (i) 10,950,814 shares, plus (ii) the number of shares of Stock underlying awards under the 2014 Equity Incentive Plan that on or after July 14, 2021 expire or become unexercisable, or are forfeited, cancelled, or otherwise terminated, in each case, without delivery of shares or cash therefor, and would have become available again for grant under the 2014 Equity Incentive Plan in accordance with its terms (not to exceed 14,523,510 shares of Stock in the aggregate) (the “Share Pool”). All grants made after becoming a public company on July 14, 2021 and going forward will be made from the 2021 Equity Incentive Plan.
Our equity incentive plans are designed to align the interests of our stockholders and executive officers by increasing the proprietary interest of our executive officers in our growth and success to advance our interests by attracting and retaining key employees, and motivating such executives to act in our long-term best interests. We grant equity awards to promote the success and enhance the value of the Company by providing participants with an incentive for outstanding performance. Equity-based awards also provide the Company with the flexibility to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.
For fiscal 2025, the Compensation Committee determined to grant performance stock units, using return on invested capital (“ROIC”) as the performance metric, to our named executive officers instead of granting stock options. For fiscal 2025, the equity awards granted to our named executive officers were 50% performance stock units and 50% restricted stock units.
PERFORMANCE STOCK UNITS
The Committee grants performance stock units (“PSUs”) that are earned based on multi‑year ROIC performance to align executive compensation with disciplined capital allocation and long‑term value creation. ROIC‑based PSUs vest only when the Company achieves pre‑established performance levels, reinforcing the Company’s pay‑for‑performance philosophy and focus on sustainable returns above the cost of capital.
The PSUs are based on the average ROIC of each of the three years in the performance period. The average of each of the three-years in the performance period is compared to a target, then used to calculate the final payout percentages, ensuring a continued focus on a three-year performance cycle. Shares will be received following the end of the three-year performance period solely if and to the extent the performance measures are met.
Information with respect to performance targets for the ROIC metric during the pendency of the performance period is not considered material to an understanding of our compensation arrangements and is not addressed in this discussion because it represents confidential business or financial information that we do not otherwise disclose to the public. Disclosing this information could cause significant competitive harm to the Company. We believe our performance target for the ROIC metric was set at an appropriate level at the beginning of the performance period to be challenging, but sufficiently realistic to motivate the performance of our executive officers. We will disclose information with respect to the ROIC threshold, target and maximum payout opportunities, and the actual number of shares awarded, in our executive compensation disclosures with the SEC in the year following conclusion of the performance period.
The Fiscal 2025-2027 PSU awards granted in March 2025 provide for the issuance of shares of our common stock at the end of a three-year period based on the achievement of average ROIC for each year in that period, as follows:

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Fiscal 2025-2027 PSUs	Threshold	Target	Maximum

Percent of Target Payout	50%	100%	200%
For results between the threshold, target and maximum levels, the number of shares will be determined by interpolation. There will be no payout for results below the threshold level. ROIC for each year in the performance period is defined as (a) operating profit, less tax and less amortization from the CCMP acquisition of Hillman; divided by (b) average invested capital for year (equal to the sum of indebtedness, plus stockholders equity, minus legacy goodwill and intangible assets, net of amortization, from the CCMP acquisition of Hillman). The Compensation Committee has discretion to make adjustments for changes in accounting rules or tax laws, changes in our business or capital structure, business acquisitions or dispositions, and any other extraordinary events not contemplated by the Compensation Committee at the time the awards were issued.
The PSUs granted to employees for service generally vest after three years, subject to continued employment and achievement of the applicable performance level. In the year ended December 27, 2025, we granted 225,129 PSU’s to NEOs under the 2021 Equity Incentive Plan. See the Grants of Plan-Based Awards in Fiscal Year 2025 table below for details of the grant for each NEO.
RESTRICTED STOCK UNITS

The RSUs vest in equal installments on each of the first three anniversaries of the grant date, subject to the grantee’s continued employment on such vesting date. In the year ended December 27, 2025, we granted 371,725 RSUs to NEOs under the 2021 Equity Incentive Plan. See the Grants of Plan-Based Awards in Fiscal Year 2025 table below for details of the grant for each NEO.
Severance and Change in Control Benefits
On November 2, 2023, the Board of Directors of the Company adopted the Hillman Solutions Corp. Executive Severance Plan (the "Severance Plan"). The primary purpose of the Severance Plan is to standardize and clarify the severance arrangements of our named executive officers (other than Mr. Ride) and the related terms and conditions.
Each of our named executive officers, other than Mr. Ride, participate in the Plan. As a condition to participating in the Severance Plan, each of our named executive officers (other than Mr. Ride) agreed to terminate their employment agreements, if any, with the Company effective November 2, 2023.
Executives covered by the Severance Plan will generally be eligible to receive severance benefits in the event of a termination by the Company without “cause” or by the executive for “good reason” (each as defined in the Severance Plan). The severance benefit is enhanced if the termination is within 24 months following a change in control transaction.
In 2025, Mr. Ride entered into a separation agreement with the Company in connection with the termination by the Company of his employment without cause. His separation agreement is described in more detail below under “Potential Payments Upon Termination or Change in Control—Separation Agreement with Mr. Ride”.
The severance payments and equity vesting benefits payable both in the event of, and independently from, a change in control are in amounts that we have determined are necessary to remain competitive in the marketplace for executive talent. See “Potential Payments Upon Termination or Change in Control” for additional information.
Employee Benefit Plans and Perquisites
Executives are eligible to participate in the same health and benefit plans generally available to all full-time employees, including health, dental, vision, term life, disability insurance, and supplemental long term disability insurance. In addition, the NEOs are eligible to participate in Hillman’s Defined Contribution Plan (401(k) Plan), described below.

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DEFINED CONTRIBUTION PLANS
Our NEOs and most other full-time U.S. employees are covered under a 401(k) retirement savings plan (the “Defined Contribution Plan”) which permits employees to make tax-deferred contributions and provides for a matching contribution of 50% of each dollar contributed by the employee up to 6% of the employee’s compensation. In addition, the Defined Contribution Plan allows for a discretionary annual contribution in amounts authorized by our Board, subject to the terms and conditions of the plan.
NONQUALIFIED DEFERRED COMPENSATION PLAN
Prior to 2022, our NEOs and certain other employees were eligible to participate in the Hillman Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan was frozen at the end of fiscal 2021 such that the Deferred Compensation Plan does not allow new contributions. The Deferred Compensation Plan allowed eligible employees to defer up to 25% of salary and commissions and up to 100% of bonuses. Prior to 2021, the Company contributed a matching contribution of 25% on the first $10,000 of employee deferrals, subject to a five-year vesting schedule.
PERQUISITES
Our NEOs receive a car allowance from the Company of $700 per month in the case of Mr. Adinolfi, Mr. Cahill, Mr. Kraft, Mr. Davis, Mr. Hillman, and Ms. Kitzberger.
STOCK OWNERSHIP GUIDELINES
The Board adopted stock ownership guidelines applicable to our executive officers, and our non-employee directors.
The stock ownership guidelines for executive officers are determined as holdings of the Company’s common stock, expressed as a multiple of the officer’s base salary, as set forth below:

Position / Title	Multiple of Executive’s Base Salary

Chief Executive Officer and Executive Chairman	5x
Chief Financial Officer	3x
Divisional Presidents	2x
Other Executive Officers	1x
Non-employee directors are required to hold shares of the Company’s common stock with a value equal to three (3) times the amount of the annual cash retainer paid to outside directors for service on the Board (excluding additional chair of the Board, committee and committee chair retainers, if any). Further detail on non-employee director compensation can be found in the section entitled “Compensatory Arrangements for Directors” below.
Executive officers and non-employee directors are required to achieve the applicable level of ownership within five (5) years from the later of (a) July 14, 2021, which is the date the guidelines were originally adopted, or (b) the date the person was initially designated to the applicable executive officer position or director, as applicable, of the Company.

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Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
The Compensation Committee
Aaron Jagdfeld (Chairman)
Diana Dowling
Diane Honda

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Summary Compensation Table
The following table sets forth compensation of our named executive officers, or NEOs, earned during the years ended December 27, 2025, December 28, 2024, and December 30, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Compensation - All Other ($)(5)	Total ($)

Jon Michael Adinolfi CEO	2025	692,308	—	2,000,000	—	1,004,500	19,423	3,716,231
	2024	500,000	—	374,995	374,997	480,900	18,811	1,749,703
	2023	446,154	—	2,874,993	374,996	267,192	43,023	4,006,358
Douglas J. Cahill Executive Chairman	2025	800,000	—	1,399,992	—	1,148,000	25,375	3,373,367
	2024	800,000	—	1,124,994	1,124,999	1,282,400	18,837	4,351,230
	2023	746,154	—	1,067,493	1,067,500	742,201	19,537	3,642,885
Robert O. Kraft CFO and Treasurer	2025	500,000	—	750,000	—	538,125	25,052	1,813,177
	2024	500,000	—	1,874,988	374,997	480,900	20,425	3,251,310
	2023	454,231	—	374,996	374,999	271,645	18,826	1,494,697
Robert D. Davis(6) EVP, Global Supply Chain	2025	400,000	63,000	399,992	—	287,000	23,084	1,173,076
Brett A. Hillman(6) EVP, Sales	2025	325,000	10,563	399,992	—	233,187	17,004	985,746
Amanda M. Kitzberger(6) Chief Legal Officer	2025	346,539	—	349,998	—	249,149	19,066	964,752
Scott C. Ride(7)(8) President, Hillman Canada	2025	385,862	—	877,778	212,568	121,360	693,021	2,290,589
	2024	306,969	22,562	249,997	—	246,334	34,326	860,188
	2023	304,626	—	200,000	199,999	152,135	40,326	897,086
(1)These discretionary bonuses are presented in the table in the year in which the bonuses were earned. Amounts for 2025 reflect discretionary adjustments to the performance-based bonus amounts. See “Compensation Discussion and Analysis—Short-Term Compensation Elements—Annual Performance-Based Bonuses” above, for additional information.
(2)The amount included in the “Stock Awards” column represents the grant date fair value of performance stock units and restricted stock units calculated in accordance with FASB ASC Topic 718. See Note 11 - Stock-Based Compensation to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 27, 2025 for additional details.
(3)The amount included in the “Option Awards” column represents the grant date fair value of options calculated in accordance with FASB ASC Topic 718. See Note 11 - Stock-Based Compensation to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 27, 2025 for additional details.
(4)Represents earned bonuses for services rendered in each year and paid in the subsequent year based on achievement of performance goals under the performance-based bonus arrangements. See “Compensation Discussion and Analysis—Short-Term Compensation Elements—Annual Performance-Based Bonuses” above, for additional information.

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(5)The amounts in this column for 2025 consist of matching contributions to the Hillman 401(k) plan (or Canadian Deferred Profit Sharing Plan in the case of Mr. Ride), car allowance or personal use of a company car, relocation / moving expenses, premiums for group term life insurance, or or other miscellaneous. These amounts are detailed below:

Name	401(k) Matching Contribution ($)	Car Allowance / Pers. Use Company Car ($)	Relocation / Moving ($)	Premium for Group Term Life Ins. ($)	Separation Payments ($)	Total Other Comp. ($)

Jon Michael Adinolfi	10,213	8,400	—	810	—	19,423
Douglas J. Cahill	10,104	8,400	—	6,871	—	25,375
Robert O. Kraft	14,330	8,400	—	2,322	—	25,052
Robert D. Davis	9,658	8,077	—	5,349	—	23,084
Brett A. Hillman	8,107	8,400	—	497	—	17,004
Amanda M. Kitzberger	10,299	8,400	—	367	—	19,066
Scott C. Ride	12,363	25,156	—	—	655,502	693,021
(6)Mr. Davis, Mr. Hillman and Ms. Kitzberger were not NEOs for Fiscal 2023 or 2024.
(7)Mr. Ride is based in Canada and paid in Canadian dollars. His compensation was converted to U.S. dollars for disclosure using the following rates: 1.3674 effective December 27, 2025, 1.4416 effective December 28, 2024, and 1.3226 effective December 30, 2023.
(8)Mr. Ride served as President, Hillman Canada until September 29, 2025. In connection with his termination of employment by the Company without cause, Mr. Ride entered into a separation agreement with the Company, as described in more detail below under “Potential Payments Upon Termination or Change in Control—Separation Agreement with Mr. Ride”. Under the terms of the separation agreement, the vesting of certain previously granted stock options was accelerated and certain previously granted restricted stock units were modified so that they were no longer subject to risk of forfeiture. The incremental fair values of the restricted stock units and stock options resulting from these modifications are included in the “Stock Awards” and “Option Awards” columns, respectively, as further described in the table below:

Type of Award	Number of Shares Subject to Modification (#)	Incremental Fair Value Due to Modification ($)

Restricted Stock Units	48,237	469,828
Stock Options	120,419	212,568

In accordance with SEC rules, the fair value of certain of the fiscal 2025 equity awards forfeited by Mr. Ride is reflected in the Summary Compensation Table, notwithstanding their forfeiture. Accordingly, the value of his equity compensation reflected in the Summary Compensation Table is greater than the value he received.

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Grants of Plan-Based Awards in Fiscal Year 2025
The following table summarizes the plan-based incentive awards granted to NEOs in 2025:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Name	Grant Date (1)	Minimum ($)	Target ($)	Maximum ($)	Minimum (#)	Target (#)	Maximum (#)

Jon Michael Adinolfi
Performance Bonus Plan	2/27/2025	350,000	700,000	1,400,000	—	—	—	—	—	—	—
PSU Grant	3/7/2025	—	—	—	52,356	104,712	209,424	—	—	—	1,000,000
RSU Grant	3/7/2025	—	—	—	—	—	—	104,712	—	—	1,000,000
Douglas J. Cahill
Performance Bonus Plan	2/27/2025	400,000	800,000	1,600,000	—	—	—	—	—	—	—
RSU Grant	3/7/2025	—	—	—	—	—	—	146,596	—	—	1,399,992
Robert O. Kraft
Performance Bonus Plan	2/27/2025	187,500	375,000	750,000	—	—	—	—	—	—	—
PSU Grant	3/7/2025	—	—	—	19,634	39,267	78,534	—	—	—	375,000
RSU Grant	3/7/2025	—	—	—	—	—	—	39,267	—	—	375,000
Robert D. Davis
Performance Bonus Plan	2/27/2025	100,000	200,000	400,000	—	—	—	—	—	—	—
PSU Grant	3/7/2025	—	—	—	10,471	20,942	41,884	—	—	—	199,996
RSU Grant	3/7/2025	—	—	—	—	—	—	20,942	—	—	199,996
Brett A. Hillman
Performance Bonus Plan	2/27/2025	81,250	162,500	325,000	—	—	—	—	—	—	—
PSU Grant	3/7/2025	—	—	—	10,471	20,942	41,884	—	—	—	199,996
RSU Grant	3/7/2025	—	—	—	—	—	—	20,942	—	—	199,996
Amanda M. Kitzberger
Performance Bonus Plan	2/27/2025	86,812	173,623	347,246	—	—	—	—	—	—	—
PSU Grant	3/7/2025	—	—	—	9,162	18,324	36,648	—	—	—	174,994
RSU Grant	3/7/2025	—	—	—	—	—	—	18,324	—	—	174,994

42 | 2026 Proxy Statement

Scott C. Ride (5)
Performance Bonus Plan	2/27/2025	110,936	221,871	443,742	—	—	—	—	—	—	—
PSU Grant	3/7/2025	—	—	—	10,471	20,942	41,884	—	—	—	203,975
RSU Grant	3/7/2025	—	—	—	—	—	—	20,942	—	—	203,975
Modified Awards (6)	9/29/2025	—	—	—	—	—	—	48,237	120,419	—	682,396
(1)All PSU, RSU, and Option awards were granted under the 2021 Equity Incentive Plan.
(2)Reflects the 2025 performance-based bonus awards that each NEO was eligible to receive pursuant to the Company’s 2025 performance bonus plan. The award opportunities presented in the table represent the potential payout range based on percentages of base salary at threshold, target, and maximum levels of corporate performance. See the description of Annual Performance Bonus in the Compensation Discussion and Analysis for a description of the specific performance components and more detail regarding the determination of actual 2025 performance-based bonus payments.
(3)Reflects the 2025 PSU awards granted to each NEO. The award opportunities presented in the table represent the potential payout range based on performance achievement at threshold, target, and maximum levels. See the description of PSUs in the Compensation Discussion and Analysis for a description of the performance metric(s).
(4)The amount included in this column represents the grant date fair value of performance stock units and restricted stock units calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 27, 2025 for additional details. Restricted stock units granted in 2025 vest in equal installments upon each of the first three anniversaries of the grant date. Performance stock units granted in 2025 vest on the third anniversary of the date of grant, in all cases subject to the continued employment of the NEO on the applicable vesting date and achievement of the applicable level of performance metric.
(5)Mr. Ride served as President, Hillman Canada until September 29, 2025. In connection with his termination of employment by the Company without cause, Mr. Ride entered into a separation agreement with the Company, as described in more detail below under “Potential Payments Upon Termination or Change in Control—Separation Agreement with Mr. Ride”. In accordance with SEC rules, the fair value of certain of the fiscal 2025 equity awards forfeited by Mr. Ride is reflected in the Grants of Plan Based Awards Table, notwithstanding their forfeiture. Accordingly, the value of his equity compensation reflected in the Grants of Plan Based Awards Table is greater than the value he received.
(6)Amounts for Mr. Ride represent the incremental fair value of certain restricted stock and stock option awards resulting from award modifications pursuant to the terms of his severance agreement terms, as discussed in more detail under “Potential Payments Upon Termination or Change in Control—Separation Agreement with Mr. Ride”

2026 Proxy Statement | 43

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth the number of unexercised options and unvested shares of restricted stock held by the NEOs at December 27, 2025.

		Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested (2)	Market value of shares or units ($) of stock that have not vested(2)	Equity incentive plan awards: number of unearned shares, units (#) or other rights that have not vested(3)	Equity incentive plan awards: market or payout value of unearned shares, units ($) or other rights that have not vested(3)

Jon Michael Adinolfi	7/15/2019	197,790	—	—	8.50	7/15/2029	—	—	—	—
	7/30/2020	218,393	—	—	7.89	7/20/2030	—	—	—	—
	1/22/2021	146,475	—	—	10.00	1/22/2031	—	—	—	—
	1/11/2022	51,306	17,103	—	9.94	1/10/2032	—	—	—	—
	3/7/2023	40,147	40,148	—	8.77	3/7/2033	—	—	—	—
	6/7/2023	10,441	10,441	—	8.59	6/7/2033	—	—	—	—
	3/7/2024	20,616	61,848	—	9.83	3/7/2034	—	—	—	—
	3/7/2023	—	—	—	—	—	34,207	310,942	—	—
	6/7/2023	—	—	—	—	—	291,036	2,645,517	—	—
	6/7/2023	—	—	—	—	—	8,731	79,365	—	—
	3/7/2024	—	—	—	—	—	38,148	346,765	—	—
	3/7/2025	—	—	—	—	—	104,712	951,832	209,424	1,903,664

44 | 2026 Proxy Statement

		Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested (2)	Market value of shares or units ($) of stock that have not vested(2)	Equity incentive plan awards: number of unearned shares, units (#) or other rights that have not vested(3)	Equity incentive plan awards: market or payout value of unearned shares, units ($) or other rights that have not vested(3)

Douglas J. Cahill	7/29/2019	5,494,126	—	—	8.50	7/29/2029	—	—	—	—
	1/22/2021	544,583	—	—	10.00	1/22/2031	—	—	—	—
	1/11/2022	205,229	68,410	—	9.94	1/10/2032	—	—	—	—
	3/7/2023	142,859	142,859	—	8.77	3/7/2033	—	—	—	—
	3/7/2024	61,848	185,546	—	9.83	3/7/2034	—	—	—	—
	3/7/2023	—	—	—	—	—	121,721	1,106,444	—	—
	3/7/2024	—	—	—	—	—	114,445	1,040,305	—	—
	3/7/2025	—	—	—	—	—	146,596	1,332,558	—	—
Robert O. Kraft	11/1/2017	247,238	—	247,238	6.07	11/1/2027	—	—	—	—
	8/30/2018	103,015	—	103,015	7.29	8/30/2028	—	—	—	—
	7/30/2020	319,761	—	—	7.89	7/30/2030	—	—	—	—
	1/22/2021	178,561	—	—	10.00	1/22/2031	—	—	—	—
	1/11/2022	68,409	22,804	—	9.94	1/10/2032	—	—	—	—
	3/7/2023	50,184	50,184	—	8.77	3/7/2033	—	—	—	—
	3/7/2024	20,616	61,848	—	9.83	3/7/2034	—	—	—	—
	3/7/2023	—	—	—	—	—	42,759	388,679	—	—
	3/7/2024	—	—	—	—	—	38,148	346,765	—	—
	9/7/2024	—	—	—	—	—	157,894	1,435,256	—	—
	3/7/2025	—	—	—	—	—	39,267	356,937	78,534	713,874
Robert D. Davis	3/7/2025	—	—	—	—	—	20,942	190,363	41,884	380,726

2026 Proxy Statement | 45

		Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested (2)	Market value of shares or units ($) of stock that have not vested(2)	Equity incentive plan awards: number of unearned shares, units (#) or other rights that have not vested(3)	Equity incentive plan awards: market or payout value of unearned shares, units ($) or other rights that have not vested(3)

Brett A. Hillman	10/1/2017	—	—	9,065	6.07	10/1/2027	—	—	—	—
	11/7/2019	23,899	—	23,899	8.50	11/7/2029	—	—	—	—
	7/30/2020	44,576	—	—	7.89	7/30/2030	—	—	—	—
	3/7/2023	—	—	—	—	—	22,805	207,297	—	—
	3/7/2024	—	—	—	—	—	25,432	231,177	—	—
	3/7/2025	—	—	—	—	—	20,942	190,363	41,884	380,726

46 | 2026 Proxy Statement

		Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested (2)	Market value of shares or units ($) of stock that have not vested(2)	Equity incentive plan awards: number of unearned shares, units (#) or other rights that have not vested(3)	Equity incentive plan awards: market or payout value of unearned shares, units ($) or other rights that have not vested(3)

Amanda M. Kitzberger	1/1/2019	18,130	—	18,130	8.50	1/1/2029	—	—	—	—
	7/30/2020	8,241	—	—	7.89	7/30/2030	—	—	—	—
	1/11/2022	28,503	9,502	—	9.94	1/11/2032	—	—	—	—
	3/7/2023	19,404	19,405	—	8.77	3/7/2033	—	—	—	—
	3/7/2024	6,872	20,616	—	9.83	3/7/2034	—	—	—	—
	3/7/2023	—	—	—	—	—	16,533	150,285	—	—
	3/7/2024	—	—	—	—	—	12,716	115,588	—	—
	3/7/2025	—	—	—	—	—	18,324	166,565	36,648	333,130
Scott C. Ride	10/1/2017	—	—	72,523	6.07	10/1/2027	—	—	—	—
	7/30/2020	115,377	—	—	7.89	7/30/2030	—	—	—	—
	1/22/2021	82,413	—	—	10.00	1/22/2031	—	—	—	—
	1/11/2022	50,166	16,723	—	9.94	1/10/2032	—	—	—	—
	3/7/2023	26,765	26,765	—	8.77	3/7/2033	—	—	—	—
	3/7/2023	—	—	—	—	—	22,805	207,297	—	—
	3/7/2024	—	—	—	—	—	25,432	231,177	—	—
	3/7/2025	—	—	—	—	—	13,961	126,905	—	—
(1)All stock options reported in the table above with a grant date prior to July 14, 2021 are options to acquire common stock granted under the 2014 Equity Incentive Plan. For all options granted prior to 2021, pursuant to each NEO’s stock option award agreement (other than options granted to Mr. Cahill in 2019 and options granted to Mr. Kraft and Mr. Ride in 2020), these options were divided into two equal vesting tranches. The first tranche is a time-based award which, beginning on the first anniversary of the grant date, vests 25% annually until fully vested on the fourth anniversary of the grant date, subject to the grantee’s continued employment on each such vesting date.

2026 Proxy Statement | 47

The second tranche of each stock option granted prior to 2021 is performance-based. Subject to the grantee’s continuous employment with the Company, 100% of the performance-based options will vest upon the Hillman stock achieving a 20-day volume weighted average price (VWAP) of $12.50. Options granted to Mr. Cahill in 2019 and options granted to Mr. Kraft and Mr. Ride in 2020 do not contain the performance-based vesting criteria and vest solely on the time-based schedule described above.
All stock options reported in the table above with a grant date on or after July 14, 2021 are options to acquire common stock granted under the 2021 Equity Incentive Plan. These stock options are time-based awards which, beginning on the first anniversary of the grant date, vest 25% annually until fully vested on the fourth anniversary of the grant date, subject to the grantee’s continued employment on each such vesting date.
(2)Represents restricted stock units granted under the 2021 Equity Incentive Plan. Restricted stock unit grants prior to 2025 vest 100% on the third anniversary of the grant date, subject to the grantee’s continued employment on the vesting date, except that Mr. Adinolfi’s grant of 291,036 restricted stock units on June 7, 2023 and Mr. Kraft’s grant of 157,894 restricted stock units on September 7, 2024 will each vest 50% on the third anniversary of the grant date, 25% on the fourth anniversary of the grant date, and 25% on the fifth anniversary of the grant date. Restricted stock unit grants in 2025 vest in equal installments on each of the first three anniversaries of the grant date, subject to the grantee’s continued employment on the vesting date.
(3)Represents performance stock units granted under the 2021 Equity Incentive Plan. Performance stock unit grants vest on the third anniversary of the date of grant, in all cases subject to the continued employment of the NEO on the applicable vesting date and achievement of the applicable level of performance metric. The actual number of shares that may be earned will range from 0% to 200% and are based on the performance metrics for the full performance period. The reported number of shares assumes achievement of the maximum level of performance for the PSUs granted in 2025, in accordance with SEC reporting rules.
Option Exercises and Stock Vested During Fiscal Year 2025
The table below sets forth the number of shares that were acquired upon the exercise of options and the vesting of RSUs during the year ended December 27, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jon Michael Adinolfi	—	—	22,635	210,279
Douglas J. Cahill	—	—	90,543	841,144
Robert O. Kraft	—	—	30,181	183,673
Robert D. Davis	—	—	70,054	688,398
Brett A. Hillman	—	—	15,090	140,186
Amanda M. Kitzberger	—	—	12,575	116,822
Scott C. Ride	—	—	22,132	205,606

48 | 2026 Proxy Statement

Nonqualified Deferred Compensation for Fiscal Year 2025
The Nonqualified Deferred Compensation Plan was frozen to new contributions starting in fiscal year 2022. As such, no NEO contributed to the Nonqualified Deferred Compensation Plan in fiscal year 2025.

Name	Executive Contributions ($)	Company Matching Contributions ($)	Aggregate Earnings ($)(1)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at December 27, 2025 ($)(2)

Jon Michael Adinolfi	—	—	—	—	—
Douglas J. Cahill	—	—	—	—	—
Robert O. Kraft	—	—	10,931	—	73,083
Robert D. Davis	—	—	—	—	—
Brett A. Hillman	—	—	—	—	—
Amanda M. Kitzberger	—	—	—	—	—
Scott C. Ride	—	—	—	—	—
(1)Earnings in the Deferred Compensation Plan were not required to be included in the Summary Compensation Table because the earnings were neither preferential nor above-market.
(2)Amounts reported in this column for each NEO include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and bonus and Company matching contributions. This total reflects the cumulative value of each NEO’s deferrals, matching contributions, and investment experience.
The Nonqualified Deferred Compensation Plan was frozen to new contributions starting in fiscal year 2022. The Deferred Compensation Plan allowed eligible employees to defer up to 25% of salary and commissions and up to 100% of bonuses. A separate account is maintained for each participant in the Deferred Compensation Plan, reflecting hypothetical contributions, earnings, expenses, and gains or losses. The plan is “unfunded” for tax purposes — those are notional accounts and not held in trust. Prior to 2021, we contributed a matching contribution of 25% on the first $10,000 of salary and bonus deferrals. Participants in the Deferred Compensation Plan can choose to invest amounts deferred and the matching Company contributions in a variety of mutual fund investments, consisting of bonds, stocks, and short-term investments as well as blended funds. The available investment choices are the same as the primary investment choices available under the Defined Contribution Plan. The account balances are thus subject to investment returns and will change over time depending on market performance. A participant is entitled to receive his or her account balance upon termination of employment or the date or dates selected by the participant on his or her enrollment forms. If a participant dies or experiences a total and permanent disability before terminating employment and before commencement of payments, the entire value of the participant’s account shall be paid at the time selected by the participant in his or her enrollment forms.

2026 Proxy Statement | 49

Potential Payments Upon Termination or Change in Control
Severance Payments and Benefits under Executive Severance Plan
On November 2, 2023, the Board of Directors of the Company adopted the Hillman Solutions Corp. Executive Severance Plan (the "Severance Plan"). The primary purpose of the Severance Plan is to standardize and clarify the severance arrangements of our named executive officers (other than Mr. Ride) and the related terms and conditions.
Each of our named executive officers, other than Mr. Ride, participate in the Plan. As a condition to participating in the Severance Plan, each of our named executive officers (other than Mr. Ride) agreed to terminate their employment agreements, if any, with the Company effective November 2, 2023.
In connection with our CEO Transition effective fiscal year 2025, Mr. Adinolfi became entitled to enhanced benefits under the Severance Plan, and Mr. Cahill’s enhanced benefits under the Severance Plan reverted to that of the other NEOs.
TERMINATION WITHOUT CHANGE IN CONTROL
Under the Severance Plan, in the event of a termination by the Company without “Cause” or by the NEO for “Good Reason” (each as defined in the Severance Plan) prior to a Change in Control or more than 24 months following a Change in Control, the severance benefits for the a participating NEO shall generally consist of the following:
•Lump sum payment of the NEO's earned but unpaid bonus for a performance period ending prior to the Executive's termination (if any);
•Continuation of the NEO's base salary for a period specified in the applicable NEO's participation notice, which is (i) eighteen months in the case of Mr. Adinolfi; and (ii) twelve months in the case of all other participating NEOs.
•In the case of Mr. Adinolfi only, an amount equal to 150% of his performance based bonus at target achievement level, payable over eighteen months in equal installments on the Company's regular payroll dates.
•Payment by the Company of COBRA medical, dental and/or vision insurance premiums, based on the Executive’s benefits plan elections in effect at the time of termination for a period specified in the applicable NEO's participation notice, which is (i) eighteen months in the case of Mr. Adinolfi; and (ii) twelve months in the case of all other participating NEOs.
•Payment of the NEO's performance based bonus for the year in which the termination occurred, pro-rated for the NEO's service up to and including the date of termination and based on actual performance for the year, payable concurrently with bonus payments to other employees under the bonus plan.
TERMINATION WITH CHANGE IN CONTROL
Under the Severance Plan, in the event of a termination by the Company without Cause or by the Executive for Good Reason within the 24 months following a Change in Control, the severance benefits for the Executive shall generally consist of the following:
•Lump sum payment of the NEO's earned but unpaid bonus for a performance period ending prior to the NEO's termination (if any);
•Continuation of the NEO's base salary for a period specified in the applicable NEO's participation notice, which is (i) twenty-four months in the case of Mr. Adinolfi; and (ii) twelve months in the case of all other participating NEOs.
•In the case of Mr. Adinolfi only, an amount equal to 200% of his performance based bonus at target achievement level, payable over twenty-four months in equal installments on the Company's regular payroll dates.
•In the case of all participating NEOs other than Mr. Adinolfi, an amount equal to 100% of the NEO's performance based bonus at target achievement level, payable over twelve months in equal installments on the Company's regular payroll dates.

50 | 2026 Proxy Statement

•Payment by the Company of COBRA medical, dental and/or vision insurance premiums, based on the NEO’s benefits plan elections in effect at the time of termination for a period specified in the applicable NEO's participation notice, which is (i) twenty-four months in the case of Mr. Adinolfi; and (ii) twelve months in the case of all other participating NEOs.
•Payment of the NEO's performance based bonus for the year in which the termination occurred, pro-rated for the NEO's service up to and including the date of termination and based on actual performance for the year, payable concurrently with bonus payments to other employees under the bonus plan.
“Good reason” is defined generally as (i) any material diminution in the executive's authority, duties, or responsibilities with the Company, (ii) the Company reassigning the executive to work at a location that is more than 50 miles from the executive's current work location, or (iii) any reduction in base salary or bonus unless such reduction is part of a generalized reduction affecting similarly situated executives. The Company has a 30-day period to cure all circumstances otherwise constituting good reason.
Separation Agreement with Mr. Ride
On September 16, 2025, the Company and Mr. Ride, entered into a separation letter agreement in connection with his departure from the Company on September 29, 2025. Under the separation agreement, Mr.Ride receives certain benefits in exchange for agreeing to certain non-compete, non-solicitation, and restrictive covenants and a waiver and general release of all claims in favor of the Company and its affiliates. A copy of the separation agreement and a summary of the benefits provided under it are detailed in the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2025.
The table below summarizes the approximate value of the benefits pursuant to the separation agreement described above, which are contingent and conditioned upon Mr. Ride’s compliance with the covenants set forth in the separation agreement:

Benefit	Amount (#) (1)	Category for Summary Compensation Table

Separation Payments (2)	648,696	Other
2025 Performance Based Bonus (3)	121,360	Non-Equity Incentive Plan Compensation
Continuation of Health Benefits	6,806	Other
Right of Use of Company Car (4)	25,156	Other
Continued Vesting of Certain Stock Options (5)	212,568	Option Awards
Continued Vesting of Certain Restricted Stock Units (5)	469,828	Stock Awards
Total	1,484,414

(1)Mr. Ride is based in Canada and paid in Canadian dollars. Amounts reflected above were converted to U.S. dollars for disclosure using the exchange rate 1.3674 effective December 27, 2025.
(2)Reflects the aggregate amount of separation payments, including notice pay, sixteen months of base salary, and a termination bonus payable under the terms of Mr. Ride's employment agreement.
(3)Reflects the prorated performance based bonus earned at 100% of target, prorated for the time period Mr. Ride served during Fiscal 2025.

2026 Proxy Statement | 51

(4)Reflects the payment by the Company of the remaining lease payments on the Company vehicle used by Mr. Ride, and the transfer by the Company to Mr. Ride of the right of use of the vehicle to Mr. Ride for the remaining lease term.

(5)Reflects the value of the stock options no longer subject to risk of forfeiture based on the intrinsic value as of the date Mr. Ride signed his severance agreement of September 16, 2025 and the value of the restricted stock no longer subject to risk of forfeiture on September 16, 2025, in each case using the closing stock price of $9.74 on September 16, 2025. The incremental fair values of the restricted stock units and stock options resulting from these modifications are further described in the table below:

Type of Award	Number of Shares Subject to Modification (#)	Incremental Fair Value Due to Modification ($)

Restricted Stock Units	48,237	469,828
Stock Options	120,419	212,568
Equity Award Vesting Upon a Change in Control
2014 Equity Incentive Plan
Options granted prior to becoming a public company on July 14, 2021 were granted under our 2014 Equity Incentive Plan. All time based options granted under the 2014 Equity Incentive Plan issued prior to 2021 that remain outstanding have already fully vested because the four year vesting period has elapsed. All time based options granted under the 2014 Equity Incentive Plan issued during 2021 prior to becoming a public company on July 14, 2021 do not have mandatory vesting upon a change in control. All performance based options granted under our 2014 Equity Incentive Plan do not have mandatory vesting upon a change in control, but will vest under their terms if the change in control transaction causes the performance targets to be achieved.
2021 Equity Incentive Plan
All equity awards granted after becoming a public company on July 14, 2021 are granted under our 2021 Equity Incentive Plan. The awards granted under our 2021 Equity Incentive Plan do not have mandatory vesting upon a change in control, but do allow for the Compensation Committee to accelerate vesting on a discretionary basis.
Beginning with grants made in 2025, our equity award agreements to all employees, including the NEOs, generally provide for accelerated vesting of the award upon employment termination without cause during the twenty-four months following a change in control. Grants made prior to 2025 do not provide for accelerated vesting in this circumstance.
Equity Award Vesting Upon a Termination Due to Death or Disability
Beginning with grants made in 2025, our equity award agreements to all employees, including the NEOs, generally provide for accelerated vesting of the award upon employment termination due to death or disability. Grants made prior to 2025 do not provide for accelerated vesting due to death or disability.

52 | 2026 Proxy Statement

Estimated Payments Upon Termination of Employment or Change in Control
As required by SEC rules, the table below shows the severance payments and benefits that each of our NEOs would receive upon (1) death, disability, or non-renewal by executive, (2) termination without cause, resignation with good reason, or non-renewal by the Company, (3) termination without cause, resignation with good reason, or non-renewal by the Company within 90 days of a change in control, or (4) a change in control, regardless of termination. The amounts are calculated as if the termination of employment (and change in control, where applicable) occurred on December 27, 2025.
For purposes of the table, the cost of continuing health care, life, and disability insurance coverage is based on the current Company cost for the level of such coverage elected by the executive. The amounts in the table under the "Change in Control" column assume that all outstanding options and awards with mandatory accelerated vesting will vest, and those options and awards with discretionary vesting and performance criteria did not vest. For any amounts payable based upon actual performance bonus, as opposed to target bonus, the amounts in the table are calculated using the actual bonus earned in the year ended December 27, 2025, see the Annual Performance-Based Bonuses section of this Compensation Discussion and Analysis for additional details on that calculation.
The terms of the separation agreement for Mr. Ride, including consideration received by the Company in exchange for compensation to be provided in accordance therewith, are discussed above under “Potential Payments Upon Termination or Change in Control—Separation Agreement with Mr. Ride”. Accordingly, Mr. Ride is omitted from the table below.

Name	Death, Disability, or non-renewal by Executive ($)	Termination without cause, resignation with good reason, or non-renewal by the Company ($)	Termination without cause, resignation with good reason, or non-renewal by the Company within 90 days of a change in control ($)	Change in Control (regardless of termination) ($)(1)

Jon Michael Adinolfi	1,903,664	3,125,897	5,729,561	—
Douglas J. Cahill	1,332,558	1,971,151	4,111,426	—
Robert O. Kraft	713,874	1,055,527	2,144,402	—
Robert D. Davis	380,726	765,434	1,346,160	—
Brett A. Hillman	380,726	590,888	1,134,114	—
Amanda M. Kitzberger	333,130	621,151	1,129,281	—
(1)Assumes that the applicable performance targets were not achieved and/or our Compensation Committee did not exercise its discretion to accelerate the vesting in full of all outstanding equity awards upon a “change in control.” Note that, in the absence of an actual change in control transaction, it is not possible to determine whether the performance thresholds would actually be met or whether our Compensation Committee would accelerate vesting.

2026 Proxy Statement | 53

Pay Ratio Disclosure
The following information is a reasonable estimate of the annual total compensation of our employees as it relates to the 2025 total compensation of our CEO. Based on the methodology described below, our CEO’s 2025 total compensation was approximately 84 times that of our median employee.
We identified the median employee using our employee population as of December 27, 2025, which included all 3,986 global full-time, part-time, temporary, and seasonal employees employed on that date. We applied an exchange rate as of December 27, 2025 to convert all international currencies into U.S. Dollars.
A variety of pay elements comprise the total compensation of our employees. This includes annual base salary, equity awards, annual cash incentive payments based on Company performance, sales or commission incentives, and various field bonuses. The incentive awards an employee is eligible for is based on his or her pay grade and reporting level, and are consistently applied across the organization. Cash incentives, rather than equity, are the primary vehicle of incentive compensation for most of our employees throughout the organization. While all employees earn a base salary, not all receive such cash incentive payments. Furthermore, only a relatively small percentage of our employees received equity awards in fiscal 2025. Consequently, for purposes of applying a consistently-applied compensation metric for determining our median employee, we selected annual base salary as the sole, and most appropriate, compensation element for determining the median employee. We used the annual base salary of our employees as reflected on our human resources systems on December 27, 2025, excluding that of our CEO, in preparing our data set.
Using this methodology, we determined that the median employee was a full-time maintenance associate located in the United States with total annual compensation of $44,361, which includes base pay, bonus pay, 401(k) match, and equity awards. With respect to the 2025 total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table included in this proxy statement, $3,716,231. Accordingly, our CEO to Employee Pay Ratio is 84:1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with the applicable SEC disclosure rules.

Pay Versus Performance Disclosure
As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement of Hillman’s financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2025, 2024, 2023, 2022, and 2021.

54 | 2026 Proxy Statement

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($)(1)		Compensation Actually Paid to CEO ($)(2)		Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)	Adjusted EBITDA(6)
	Jon Micheal Adinolfi	Douglas J. Cahill	Jon Micheal Adinolfi	Douglas J. Cahill
2025	3,716,231	3,373,367	3,163,453	2,556,557	1,445,466	874,101	88.77	204.84	40,305	275,317
2024	—	4,351,230	—	4,453,502	1,533,651	1,645,518	95.70	182.50	17,255	241,753
2023	—	3,642,885	—	6,663,136	1,832,761	2,494,439	89.94	161.90	(9,589)	219,360
2022	—	2,619,285	—	(2,579,710)	966,154	(1,105)	70.40	110.90	(16,436)	210,249
2021	—	3,349,100	—	8,165,216	2,426,095	2,428,106	102.50	126.40	(38,332)	207,418
(1)The dollar amounts reported are the amounts of total compensation reported for our CEO in the Summary Compensation Table for fiscal years 2025, 2024, 2023, 2022, and 2021. Mr. Adinolfi served as our CEO in substantially all of fiscal year 2025 (since January 1, 2025). Mr. Cahill served as CEO for each of the fiscal years 2021-2024 and for a short period of fiscal year 2025 (until January 1, 2025). The dollar amounts for Mr. Cahill in fiscal year 2025 also includes compensation received for service as Executive Chairman January 1, 2025.
(2)The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate CAP are described in the tables immediately following this table.
(3)For 2025, reflects compensation information for our NEOs, other than our CEOs, as described in the CD&A of this proxy statement. For 2024, reflects compensation information for Mr. Kraft, Mr. Adinolfi, Mr. Ride, Scott K. Moore, Hillman’s Divisional President, Robotics & Digital Solutions, and George S. Murphy, Hillman’s former Divisional President, Hardware & Protective Solutions. For 2023, reflects compensation information for Mr. Kraft, Mr. Adinolfi, Mr. Ride, and Randall J. Fagundo, Hillman’s then Divisional President, Robotics & Digital Solutions. For 2022, reflects compensation information for Mr. Kraft, Mr. Moore, Mr. Murphy and Mr. Ride. For 2021, reflects compensation information for Mr. Kraft, Mr. Ride, Mr. Fagundo, and Gary L. Seeds, Hillman’s then Executive Vice President, Sales & Field Service.
(4)Reflects cumulative total stockholder return on our common stock as of the last trading day prior of each of our fiscal years listed. The graph assumes an initial investment of $100 at the market close on December 24, 2020, the last trading date before the first fiscal year in the table.
(5)Reflects cumulative total stockholder return of the Dow Jones U.S. Industrial Suppliers Index (INDEXDJX: DJUSDS) as of the last trading day prior to the end of each of our fiscal years listed. The graph assumes an initial investment of $100 at the market close on December 24, 2020, the last trading date before the first fiscal year in the table. The Dow Jones U.S. Industrial Suppliers Index is the peer group used by Hillman for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Hillman’s Annual Report on Form 10-K for the Year Ended December 27, 2025.
(6)Adjusted EBITDA is a non-GAAP measure that represents our consolidated earnings before interest, taxes, depreciation, and amortization, as adjusted for non-recurring charges. For a reconciliation of our net income on a GAAP basis to adjusted EBITDA, see Appendix A.
CEO Pay
To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table (SCT):

2026 Proxy Statement | 55

CEO Adjustments	2025 ($)	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
	Jon Micheal Adinolfi	Douglas J. Cahill	Douglas J. Cahill	Douglas J. Cahill	Douglas J. Cahill	Douglas J. Cahill
Total Compensation from Summary Compensation Table	3,716,231	3,373,367	4,351,230	3,642,885	2,619,285	3,349,100
Adjustments for Equity Awards:(1)
Subtract: Grant Date Fair Values in Summary Compensation Table	(2,000,000)	(1,399,992)	(2,249,993)	(2,134,993)	(1,799,120)	(2,637,196)
Add: Year-end fair value of awards granted during the year	1,903,664	1,332,558	2,219,531	2,322,888	1,326,398	2,353,822
Year-over-year increase (decrease) of fair value of unvested awards granted in prior years	(388,148)	(548,357)	226,003	687,985	(4,084,314)	3,430,666
Increase (decrease) from prior fiscal year–end of fair value for awards that vested during the year	(68,294)	(201,019)	(93,269)	2,144,371	(641,959)	1,668,824
Subtract: Forfeitures during current year equal to prior year-end fair value	—	—	—	—	—	—
Total Adjustments for Equity Awards	(552,778)	(816,810)	102,272	3,020,251	(5,198,995)	4,816,116
Compensation Actually Paid as Calculated	3,163,453	2,556,557	4,453,502	6,663,136	(2,579,710)	8,165,216
(1)Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date, or the fair values of awards forfeited in the covered year, which are valued as of the end of the prior fiscal year. The fair value or change in fair value of RSUs and PSUs is measured using the closing price of a share of Company common stock on the applicable measurement date. The fair value or change in fair value of stock options is determined using the Black-Scholes option pricing model. Refer to Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for each applicable fiscal year ended for additional details.

56 | 2026 Proxy Statement

Non-CEO NEO Pay
To calculate the amounts in the “Average Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO named executive officers for each applicable year, as reported in the SCT for that year:

Non-CEO NEO Adjustments	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Total Compensation from Summary Compensation Table	1,445,466	1,533,651	1,832,761	966,154	2,426,095
Adjustments for Equity Awards:(1)
Subtract: Grant Date Fair Values in Summary Compensation Table	(598,064)	(749,994)	(1,199,996)	(559,829)	(1,962,204)
Add: Year-end fair value of awards granted during the year	387,072	754,423	1,297,678	418,321	484,799
Year-over-year increase (decrease) of fair value of unvested awards granted in prior years	(278,941)	109,246	393,356	(752,231)	1,367,983
Increase (decrease) from prior fiscal year–end of fair value for awards that vested during the year	(26,703)	(1,808)	170,640	(73,520)	111,433
Subtract: Forfeitures during current year equal to prior year-end fair value	(54,729)	—	—	—	—
Total Adjustments for Equity Awards	(571,365)	111,867	661,678	(967,259)	2,011
Compensation Actually Paid as Calculated	874,101	1,645,518	2,494,439	(1,105)	2,428,106
(1)Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date, or the fair values of awards forfeited in the covered year, which are valued as of the end of the prior fiscal year. The fair value or change in fair value of RSUs and PSUs is measured using the closing price of a share of Company common stock on the applicable measurement date. The fair value or change in fair value of stock options is determined using the Black-Scholes option pricing model. Refer to Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for each applicable fiscal year ended for additional details.
Tabular List of Financial Performance Metrics
As described in greater detail in the CD&A, we have a significant focus on pay-for-performance. The most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2025 to our performance were:

Financial Performance Measures

Adjusted EBITDA
Return on Invested Capital (ROIC)
Adjusted Leverage Ratio
Net Sales
Free Cash Flow

2026 Proxy Statement | 57

Description of Relationship Between Pay and Performance
The graphs below provide a description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•Hillman’s cumulative TSR and Dow Jones U.S. Industrial Suppliers Index cumulative TSR;
•Hillman’s Net Income; and
•the Company Selected Measure, which for Hillman is Adjusted EBITDA.

CAP Versus Indexed Total Shareholder Return
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
300
200
100
0
Value of $100 invested on 12/26/2020
12/26/20
12/25/21
12/31/22
12/30/23
12/28/24
12/27/25
Compensation Actually Paid to CEO Douglas Cahill
Compensation Actually Paid to CEO Jon Michael Adinolfi
Average Compensation Actually Paid to Non-CEO NEOs
Value of $100 Invested on 12/26/2020 in HLMN Stock
Value of $100 Invested on 12/26/2020 in the DJ U.S. Industrial Suppliers Index

58 | 2026 Proxy Statement

CAP Versus Net Income

CAP Versus Net Income
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
45,000,000
36,000,000
27,000,000
18,000,000
9,000,000
—
(9,000,000)
(18,000,000)
(27,000,000)
(36,000,000)
(45,000,000)
Net Income ($)
12/25/21
12/31/22
12/30/23
12/28/24
12/27/25
Compensation Actually Paid to CEO Douglas Cahill
Compensation Actually Paid to CEO Jon Michael Adinolfi
Average Compensation Actually Paid to Non-CEO NEOs
Hillman Net Income

CAP Versus Adjusted EBITDA
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
300,000,000
250,000,000
200,000,000
150,000,000
100,000,000
Adjusted EBITDA ($)
12/25/2021
12/31/22
12/30/23
12/28/24
12/27/25
Compensation Actually Paid to CEO Douglas Cahill
Compensation Actually Paid to CEO Jon Michael Adinolfi
Average Compensation Actually Paid to Non-CEO NEOs
Hillman Adjusted EBITDA

2026 Proxy Statement | 59

Director Compensation for Fiscal Year 2025
The following table sets forth compensation earned by the Company’s directors who are not also employees of the Company during the year ended December 27, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Diana Dowling	75,000	139,997	214,997
Teresa S. Gendron	75,000	139,997	214,997
Diane C. Honda	75,000	139,997	214,997
Aaron P. Jagdfeld (2)	92,000	139,997	231,997
Daniel O'Leary (3)	100,000	139,997	239,997
David A. Owens (4)	90,000	139,997	229,997
John Swygert	75,000	139,997	214,997
Philip K. Woodlief (5)	95,000	139,997	234,997
(1)The amount included in the “Stock Awards” column represents the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 27, 2025 for additional details.
(2)Mr. Jagdfeld is a member of the Board and is entitled to a $75,000 annual board fee and an additional $17,000 fee for serving as the chair of our Compensation Committee.
(3)Mr. O’Leary is a member of the Board and is entitled to a $75,000 annual board fee and an additional $25,000 fee for serving as our Lead Independent Director.
(4)Mr. Owens is a member of the Board and is entitled to a $75,000 annual board fee and an additional $15,000 fee for serving as the chair of our Nominating & ESG Committee.
(5)Mr. Woodlief is a member of the Board and is entitled to a $75,000 annual board fee and an additional $20,000 fee for serving as our Audit Committee chair.
Directors do not receive any perquisites or other personal benefits from the Company.
In 2025, the Board, following the recommendation of our Compensation Committee, increased the annual equity retainer for non-employee directors from $120,000 to $140,000 to align with market practices. The Board did not

60 | 2026 Proxy Statement

make any other changes to our non-employee director compensation policy during 2025. The director compensation for 2025 is set forth below:

Compensation Element	Amount ($)

Annual cash retainer	75,000
Additional annual cash retainer for Lead Independent Director	25,000
Additional annual cash retainer for chair of the Audit Committee	20,000
Additional annual cash retainer for chair of the Compensation Committee	17,000
Additional annual cash retainer for chair of the Nominating & ESG Committee	15,000
Annual equity retainer	140,000
We also reimburse expenses incurred by our non-employee directors to attend Board and committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees.
As mentioned above, our non-employee directors are subject to stock ownership guidelines requiring them to hold shares of the Company’s common stock with a value equal to three (3) times his or her annual cash retainer. Non-employee directors are required to achieve the applicable level of ownership within five (5) years from the later of (a) July 14, 2021, which is the date the guidelines were originally adopted, or (b) the date the person was initially designated an executive officer or director, as applicable, of the Company.

2026 Proxy Statement | 61

ITEM NO. 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

You are being asked to vote, on a nonbinding, advisory basis, to approve the compensation of our NEOs. The Board recommends that you vote FOR the approval of compensation of our NEOs.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we give our stockholders the right to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed earlier in this proxy statement in accordance with the SEC’s rules.
As discussed earlier in the Compensation Discussion & Analysis, our compensation philosophy is to attract and retain the best management talent and to motivate these associates to achieve our business and financial goals. Our incentive plans are designed to reward the actions that lead to long-term value creation. To achieve our objectives, we seek to ensure that compensation is competitive and that there is a direct link between pay and performance.
The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our NEOs as described in this proxy statement. The vote is advisory. This means that the vote is not binding on Hillman. The Compensation Committee of the Board is responsible for establishing executive compensation. In so doing, the Compensation Committee will consider, along with all other relevant factors, the results of this vote.

62 | 2026 Proxy Statement

We ask our stockholders to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and the related narrative discussion, is hereby APPROVED.”

The next advisory vote will occur at our 2027 Annual Meeting.

The Board Recommends a Vote For This Proposal.

2026 Proxy Statement | 63

ITEM NO. 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

You are being asked to ratify the appointment of Hillman’s independent auditor, Deloitte & Touche LLP.
The Board recommends that
you vote FOR the ratification
of Deloitte & Touche LLP as our independent registered public accounting firm.

The Audit Committee has again selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2026. We are asking stockholders to ratify the appointment of Deloitte because we value our stockholders’ views on the Company’s independent registered public accounting firm selection and as a matter of good corporate governance.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. The Audit Committee regularly evaluates the qualifications, performance, and independence of the independent registered public accounting firm, and whether the firm should be rotated.
Deloitte has served as our independent registered public accounting firm since 2022. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. The Audit Committee will reconsider the appointment of Deloitte if its selection is not ratified by the stockholders. The Audit Committee may also reconsider the appointment of Deloitte at any time even if the selection is ratified by stockholders
INDEPENDENT AUDITOR ATTENDANCE AT THE ANNUAL MEETING
Representatives of Deloitte, our independent registered public accounting firm for the most recently completed fiscal year (2025) and for the current fiscal year (2026) will be present at the 2026 Annual Meeting. These representatives will have an opportunity at the annual meeting to make a statement if they so desire and will also be available to respond to appropriate stockholder questions.

64 | 2026 Proxy Statement

Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees
For the fiscal years ended December 27, 2025 (fiscal 2025) and December 28, 2024 (fiscal 2024), the Company paid, or will pay, the following fees to its independent auditor for services rendered during the year or for the audit in respect of those years (dollars in thousands):

	Fiscal 2025 ($)	Fiscal 2024 ($)

Independent Auditor	Deloitte	Deloitte
Audit Fees(1)	1,276	1,217
Tax Fees(2)	26	—
All Other Fees(3)	4	4
Total	1,306	1,221
(1)Audit fees consist of fees for professional services rendered for the audit of the Company’s Consolidated Financial Statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings.
(2)Tax fees consist of fees billed for professional services for tax compliance, tax advice, tax planning, and transfer pricing services.
(3)All Other Fees consist of fees billed for subscriptions.
PRE-APPROVAL POLICY
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditor on a case-by-case basis, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. These services may include audit services, audit related services, tax services, and other related services. The independent auditor and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval policy, and the fees for the services performed to date. In accordance with its policies and procedures, the Audit Committee pre-approved 100% of the audit and non-audit services performed by Deloitte for the years ended December 27, 2025 and December 28, 2024.

The Board Recommends a Vote For This Proposal.

2026 Proxy Statement | 65

Audit Committee Report
Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures that are designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the Company’s financial statements and expressing opinions as to the financial statements’ conformity with generally accepted accounting principles.
In performing its functions, the Audit Committee:
•Met separately with the Company’s internal auditor and Deloitte with and without management present to discuss the results of the audits;
•Met separately with the Company’s Chief Financial Officer or the Company’s Chief Legal Officer when needed;
•Met regularly in executive sessions;
•Reviewed and discussed with management the audited financial statements included in our Annual Report;
•Discussed with Deloitte the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•Received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accountant's communication with the Audit Committee concerning independence and discussed the matters related to their independence.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 27, 2025, as filed with the SEC.
This report is submitted by the Audit Committee.
Philip K. Woodlief (Chair)
Teresa Gendron
Daniel O’Leary
John Swygert

66 | 2026 Proxy Statement

APPENDIX A RECONCILIATION OF NON-GAAP MEASURES
The following charts reconcile Adjusted EBITDA and Adjusted Leverage Ratio to their nearest GAAP measure. Please refer to the “Non-GAAP Financial Measures” section of this filing for additional information, including our definitions and use of Adjusted EBITDA and Adjusted Leverage Ratio, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses, as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
The following table presents a reconciliation of Net loss, the most directly comparable financial measures under GAAP, to Adjusted EBITDA:

Adjusted EBITDA
Amounts in Thousands

Year Ended December 27, 2025 ($)

Net income	40,305
Income tax expense	16,291
Interest expense, net	56,467
Depreciation	79,870
Amortization	61,232
EBITDA	254,165
Stock compensation expense	14,246
Restructuring and other (1)	4,058
Litigation expense (2)	1,950
Transaction and integration expense (3)	232
Change in fair value of contingent consideration	(240)
Refinancing costs(4)	906
Adjusted EBITDA	275,317
(1)Restructuring and other costs includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities.

2025 Proxy Statement | A1

(2)Litigation expense includes an accrual for the tentative settlement of a California wage-hour class action / Private Attorneys General Act (PAGA) claim in 2025, see Note 15 – Commitments and Contingencies of the Notes to Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 27, 2025 for additional information).
(3)Transaction and integration expense includes professional fees and other costs related to acquisition activity, including without limitation the Koch Industries, Inc. and Intex DIY.
(4)In the first quarter of 2025, we entered into a Repricing Amendment (2025 Repricing Amendment) on our existing Senior Term Loan due July 14, 2028 (see Note 7 - Long-Term Debt of the Notes to Consolidated Financial Statements included in our form 10-K for the fiscal year ended December 27, 2025 for additional information).

We define Adjusted Leverage Ratio as a ratio of (a) reported gross debt less cash on hand as of December 27, 2025 (“Net Debt"); to (b) Adjusted EBITDA during the year ended December 27, 2025. Adjusted Leverage Ratio is a resulting calculation of two metrics that are not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that the Adjusted Leverage Ratio provides further insight and comparability into liquidity, borrowing capacity, and its capital structure.
Adjusted EBITDA is defined and reconciled above. The following is a the calculation of Net Debt and the resultant Adjusted Leverage Ratio calculation

Net Debt and Resulting Adjusted Leverage Ratio
Amounts in Thousands

Year Ended December 27, 2025 ($)

Revolving loans	$36,000
Senior Term Loan	636,960
Finance leases and other obligations	20,090
Gross Debt	$693,050
Less Cash	27,276
Net Debt	$665,774

Adjusted EBITDA (See Reconciliation Above)	$275,317

Adjusted Leverage Ratio (Net Debt / Adjusted EBITDA)	2.4x

2025 Proxy Statement | A2

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice of Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of such materials) unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of such materials), or if you hold in more than one account, and in either case you wish to receive only a single copy for your household or if you prefer to receive separate copies of our documents in the future, please contact your bank or broker, or contact our Secretary at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240, or via telephone at 513-851-4900.
Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

2026 Proxy Statement | 68

HILLMAN SOLUTIONS CORP.
1280 KEMPER MEADOW DR.
FOREST PARK, OH 45240

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HLMN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Hillman Solutions Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92903-P47525

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HILLMAN SOLUTIONS CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" Items 1, 2, and 3.

Vote on Directors

1. ELECTION OF DIRECTORS

Nominees:	For	Against	Abstain
1a. Jon Michael Adinolfi	☐	☐	☐
1b. Douglas J. Cahill	☐	☐	☐
1c. Diane C. Honda	☐	☐	☐
1d. Aaron P. Jagdfeld	☐	☐	☐
1e. David A. Owens	☐	☐	☐
1f. Philip K. Woodlief	☐	☐	☐

Vote on Proposals

	For	Against	Abstain
2. Approve, by non-binding vote, the compensation of our named executive officers;	☐	☐	☐
3. Ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2026; and	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted "FOR" Items 1, 2, and 3.** If any other matters properly come before the meeting.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting on June 4, 2026:
The Combined Proxy Statement / Annual Report are available at www.proxyvote.com.

V92904-P47525

Hillman Solutions Corp.
ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, JUNE 4, 2026
8:30 AM, EASTERN TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Robert O. Kraft and Amanda Kitzberger, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Hillman Solutions Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Time on June 4, 2026, at the virtual meeting accessible at www.virtualshareholdermeeting.com/HLMN2026, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" Items 1, 2, and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE